Exhibit 4.41

ENBRIDGE EMPLOYEE SERVICES, INC.

EMPLOYEES’ SAVINGS PLAN

(As amended and restated generally effective January 1, 2019)

ENBRIDGE EMPLOYEE SERVICES, INC.

EMPLOYEES’ SAVINGS PLAN

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2.1.43	“Plan”	10
2.1.44	“Plan Year”	10
2.1.45	“Qualified Domestic Relations Order”	10
2.1.46	“Reemployment Commencement Date”	11
2.1.47	“Roth Catch-up Contribution”	11
2.1.48	“Roth Contribution”	11
2.1.49	“Roth Rollover Contribution”	11
2.1.50	“Service”	11
2.1.51	“Severance from Service Date”	11
2.1.52	“SE Merger Time”	12
2.1.53	“SE Participant”	12
2.1.54	“SE Plan”	12
2.1.55	“Stock”	12
2.1.56	“Stock Fund”	12
2.1.57	“Tax Paid Credit Balance”	12
2.1.58	“Trust”	12
2.1.59	“Trust Agreement”	12
2.1.60	“Trustee”	12
2.1.61	“Vesting Service”	12

Section 2.2	Gender and Number	13

ARTICLE 3 ELIGIBILITY TO PARTICIPATE		13

Section 3.1	Initial Eligibility	13

Section 3.2	Subsequent Eligibility	13

ARTICLE 4 CONTRIBUTIONS		14

Section 4.1	401(k) Pre-Tax Contributions	14
4.1.1	401(k) Pre-Tax Contribution Election	14
4.1.2	Payment	17
4.1.3	Allocation to Account	17

Section 4.2	Company Contributions	17
4.2.1	Amount	17
4.2.2	Allocation	17
4.2.3	Special Rules Where Limitation in Paragraph 4.1.1(d) Applies	17
4.2.4	Payment	17

Section 4.3	Fail-Safe Contributions	18
4.3.1	Method of Determining Fail-Safe Contributions	18
4.3.2	Time of Making Company Contributions	18
4.3.3	Allocation and Accrual Rules	18

Section 4.4	Make-up Company Contributions	18

Section 4.5	Company Directed Reduction of Contributions	18
4.5.1	General	18
4.5.2	Actual Deferral Percentage Test	20
4.5.3	Average Contribution Percentage Test	21

Section 4.6	Limitation on Annual Additions	22
4.6.1	General Restrictions	22
4.6.2	Maximum Permissible Amount	22
4.6.3	Differing Allocation Dates	22
4.6.4	Coincidental Allocation Dates	22
4.6.5	Effect of Reduction	23
4.6.6	Limiting Contributions to Suspense Account	23

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4.6.7	Definition of “415 Compensation”	23

Section 4.7	Rollover Contributions from Qualified Plans	24
4.7.1	Trustee Authorized to Accept Rollover Contributions	24
4.7.2	Direct Rollovers and Direct Transfers	25
4.7.3	Effect on Participation in the Plan	25

Section 4.8	Vesting and Title to Credit Balances	25

ARTICLE 5 USE OF FUND DEPOSITS		27

Section 5.1	General	27

Section 5.2	Loans to Participants	29

ARTICLE 6 VOTING OF STOCK		29

ARTICLE 7 ADJUSTMENT OF ACCOUNTS		29

Section 7.1	Adjustment of Accounts	29

Section 7.2	Adjustment on Termination	30

Section 7.3	Adjustment on Direction	30

ARTICLE 8 DISTRIBUTION OF BENEFITS		30

Section 8.1	Benefits Payable	30

Section 8.2	Mode of Paying Benefits	30

Section 8.3	Manner of Paying Benefits	30
8.3.1	General Forms of Distribution	30
8.3.2	Re-employment of Participant	31

Section 8.4	Termination of Employment for Reasons Other than Death	31

Section 8.5	Death Benefits	31
8.5.1	Distributee	31
8.5.2	Spousal Consent to Designation of Non-Spouse Beneficiary	33
8.5.3	Death After Commencement of Benefits	33
8.5.4	Death Prior to Commencement of Benefits	33

Section 8.6	Disability	34

Section 8.7	Termination of Plan	34

Section 8.8	Commencement of Distribution	34
8.8.1	General	34
8.8.2	Required Minimum Distribution	34
8.8.3	$5,000 Rule and Deferral Rights	35
8.8.4	Deceased Participants	35
8.8.5	Limitations on Distributions	35

Section 8.9	Withdrawals and Distributions During Employment	35
8.9.2	Withdrawal from 1984-1986 Company Matching Contributions Account	36
8.9.3	Withdrawals for Financial Hardship	36
8.9.4	Dividends on Stock	37
8.9.5	Withdrawals from Rollover Account and Roth Rollover Account	38
8.9.6	Withdrawals at Age 59 ½	38
8.9.7	Special Withdrawal Rules for SE Participants	38

Section 8.10	Claims Procedure	38

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Section 8.11	Missing Persons	39

Section 8.12	Direct Rollovers	40
8.12.1	General Rule	40
8.12.2	Definitions	40
8.12.3	Procedures	41
8.12.4	Automatic Rollover	42

Section 8.13	Minimum Distribution Requirements	42
8.13.1	Required Beginning Date	43
8.13.2	Death of Participant Before Distributions Begin	43
8.13.3	Forms of Distribution	43
8.13.4	Required Minimum Distributions During Participant’s Lifetime	43
8.13.5	Required Minimum Distributions After Participant’s Death	44
8.13.6	Definitions	45
8.13.7	Suspension of Required Minimum Distributions for the 2009 Plan Year	45

ARTICLE 9 ADMINISTRATION		46

Section 9.1	Administrator	46

Section 9.2	Delegation	46

Section 9.3	Committee	46

Section 9.4	Reports and Records	46

Section 9.5	Establishment of Funding Policy	47

Section 9.6	Payment of Expenses	47

Section 9.7	Indemnification	47

Section 9.8	Use of Electronic Media	47

ARTICLE 10 AMENDMENT TO AND TERMINATION OF PLAN		47

Section 10.1	Duration of Plan	47

Section 10.2	Amendments	47
10.2.1	Right to Amend	47
10.2.2	Method for Amending Plan	48
10.2.3	Filing of Amendment	48

Section 10.3	Termination of Plan	48

Section 10.4	Time of Termination	48

Section 10.5	Vesting and Distributions	48

Section 10.6	Partial Termination	48

ARTICLE 11 MISCELLANEOUS		49

Section 11.1	No Guaranty of Employment	49

Section 11.2	Construction of Agreement	49

Section 11.3	Spendthrift Provision	49

Section 11.4	Headings	49

Section 11.5	Limitation on Company’s and Funding Agent’s Liability	49

Section 11.6	Merger	49

Section 11.7	Exclusive Benefit	49

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Section 11.8	Military Service	50

ARTICLE 12 TOP HEAVY PLAN PROVISIONS		51

Section 12.1	Application of Top-Heavy Provisions	51

Section 12.2	Definitions	51

12.2.1	“Key Employee”	51
12.2.2	“Top-Heavy Plan”	51
12.2.3	“Top-Heavy Ratio” means:	51
12.2.4	“Permissive Aggregation Group”	52
12.2.5	“Required Aggregation Group”	52
12.2.6	“Determination Date”	52

Section 12.3	Top-Heavy Vesting	52

Section 12.4	Minimum Contribution	52

ARTICLE 13 PARTICIPATION BY AFFILIATES		53

Section 13.1	In General	53

Section 13.2	Adoption	53

Section 13.3	Administration	53

Section 13.4	Amendment	53

Section 13.5	Termination or Withdrawal	54

Section 13.6	Distributions	54

Section 13.7	Interpretation	54

SCHEDULE A TO THE ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN		56

Midcoast Energy Resources, Inc. and Administaff Inc.		56

Williams WPC-1 Inc.		59

Koch Midstream Services LLC		60

Sulphur River Gathering LP		61

Cantera Resources, Inc.		62

OneOk Palo Duro Pipeline Company, Inc.		63

BP Pipelines (North America) Inc.		64

Oakhill Pipeline, L.P. & OGS Pipeline LLC		65

Devon Gas Services, L.P.		66

Kahuna Gas, LLC		67

U.S. Oil Co., Inc.		68

Shell US Gas and Power LLC		69

Petron, L.L.C.		70

Atlas Pipeline Mid-Continent LLC and Atlas Pipeline Partners, L.P.		71

KMI Transport, LP; K Marketing, Inc.; King Interests, LP; Robert R. King & Trina D. King; and Dufour Petroleum, L. P.		72

Montana Alberta Tie Ltd., LLP (MATL)		73

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Spectra Energy Corp.	74

SCHEDULE B SPECIAL VESTING	75

ADDENDUM A TO THE ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN	77

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ENBRIDGE EMPLOYEE SERVICES, INC.

EMPLOYEES’ SAVINGS PLAN

ARTICLE 1
HISTORY, RESTATEMENT AND PURPOSE OF THE PLAN.

Section 1.1            History; Restatement of the Plan.  Lakehead Pipe Line Company, Inc., a corporation organized and existing under the laws of the State of Delaware, adopted and established this retirement savings plan effective August 1, 1950.  The sponsorship of the savings plan was transferred from Lakehead Pipe Line Company, Inc. to an affiliate, IPL Energy (U.S.A.) Inc., a corporation organized and existing under the law of the State of Delaware, as of January 1, 1996.  IPL Energy (U.S.A.) Inc. was renamed Enbridge (U.S.) Inc. on October 9, 1998, and the savings plan was renamed the Enbridge (U.S.) Inc. Employees’ Savings Plan on October 15, 1998.  All of the employees of Enbridge (U.S.) Inc. were transferred to Enbridge Employee Services, Inc. on January 1, 2002, the sponsorship of the savings plan was assumed by Enbridge Employee Services, Inc. effective as of August 1, 2002, and the savings plan was renamed Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Plan”) on August 1, 2002.  The savings plan was amended and restated numerous times since then, with the last restatements effective as of January 1, 2006, January 1, 2011 and January 1, 2017.

The Plan, as amended and restated herein, is intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The provisions of the Plan, as amended and restated herein, shall be effective as of January 1, 2019, and shall apply only to individuals employed by any Affiliate on or after January 1, 2019, except as expressly stated herein to the contrary.  Generally, the rights and benefits, if any, of Employees who terminated their employment prior to the effective date of this restatement, and of the Beneficiaries of such Employees, shall be determined in accordance with the provisions of the Plan and amendments thereto in effect as of the date of their termination.

In February 2017, Spectra Energy Corp merged with Enbridge Inc. with Spectra Energy Corp becoming a wholly-owned subsidiary of Enbridge Inc.  Coincident with the merger, Spectra Energy Corp’s wholly-owned subsidiary payroll entities also became indirect wholly-owned subsidiaries of Enbridge Inc. Effective as of 11:59:59 p.m. Central Time on December 31, 2018 (the “SE Merger Time”), the Spectra Energy Retirement Savings Plan (the “SE Plan”) was merged with and into this Plan, with this Plan being the sole surviving plan effective as of January 1, 2019.  Each SE Participant (as defined herein) for whom assets and liabilities were transferred to the Plan from the SE Plan and who does not have an Hour of Service under this Plan on or after January 1, 2019, shall have his benefits under this Plan determined in accordance with the provisions of the SE Plan as in effect as of the SE Merger Time (or, if earlier, the last day on which such a Participant completed an hour of service under the SE Plan), except (i) as required by law, (ii) that such Participant shall be subject to the general administrative provisions of the Plan, and (iii) as otherwise expressly provided by the Plan or any amendment to the Plan that, by its terms, applies to such a Participant.  All such determinations shall be made by the Employer in its discretion as exercised in a manner that is consistent with applicable law.

The Plan is an eligible individual account plan as defined in ERISA Section 407(d)(3) and is permitted to acquire and hold qualifying employer securities (as defined in ERISA Section 407(d)(5)) with a value in excess of ten percent of the fair market value of the assets of the Plan.

Section 1.2            Purpose of the Plan.  The principal purpose of the Plan is to provide a program whereby eligible Employees may accumulate savings on a regular basis.

ARTICLE 2
DEFINITIONS AND GENDER.

Section 2.1            Definitions.  Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized:

2.1.1       “Account” means the record of the amounts credited to an individual under the Plan and may refer to any or all of the following:  401(k) Pre-Tax Contributions Account, Roth Contributions Account, Company Matching Contributions Account, Pre-1984 After-Tax Employee Contributions Account, Pre-1984 Contributions Account, 1984-1986 Company Matching Contributions Account, 1987-1996 Blended Contributions Account, Qualified Non-elective Contribution Account, Rollover Account, Roth Rollover Account, Loan Account, Prior ESOP Company Account, Prior ESOP Employee Account, SE After-Tax Employee Contributions Account, and SE Matching Contributions Account.  If and when any fail-safe contributions are made pursuant to Section 4.3, a Qualified Non-elective Contribution Account shall be created.  Accounts may be combined or separate subaccounts may be established within an Account in the discretion of the Company.

(a)           “401(k) Pre-Tax Contributions Account” means the record of amounts attributable to contributions made at the election of a Participant in lieu of cash compensation pursuant to a pay reduction agreement under Section 4.1.  With respect to an SE Participant, the 401(k) Pre-Tax Contributions Account shall also include any amounts attributable to the Participant’s “Employee Before-Tax Account” under the SE Plan as of the SE Merger Time.

(b)           “Company Matching Contributions Account” means the record of amounts attributable to Company Matching Contributions made pursuant to Section 4.2 and allocable investment earnings or losses thereon.  All Company Matching Contributions will be invested in accordance with Section 5.1 into the same fund(s) as those elected by the Participant with respect to his 401(k) Pre-Tax Contributions and Roth Contributions, or if no fund(s) have been affirmatively elected by the Participant, into the default investment alternative selected by the Plan Administrator, as specified in Section 5.1(e).  The SE Matching Contributions Account shall be a subaccount of the Company Matching Contributions Account.

(c)           “Pre-1984 After-Tax Employee Contributions Account” means the record of amounts attributable to a Participant’s after-tax contributions made pursuant to the terms of the Plan prior to January 1, 1984.

(d)           “Pre-1984 Contributions Account” means the record of amounts attributable to Company contributions made prior to January 1, 1984.

(e)           “1984-1986 Company Matching Contributions Account” means the record of amounts attributable to Company Matching Contributions made to the Plan during the period commencing January 1, 1984, and ending December 31, 1986, and amounts attributable to the “ESOP Account” under prior Plan documents.

(f)            “1987-1996 Blended Contributions Account” means the record of amounts attributable to Employee and Company contributions made to the Plan during the period commencing January 1, 1987, and ending December 31, 1995.

(g)           “Qualified Non-elective Contribution Account” means the record of amounts attributable to fail-safe contributions pursuant to Section 4.3.

(h)           “Rollover Account” means the record of an Employee’s pre-tax rollover contributions from other qualified plans and direct transfers on behalf of an Employee by trustees of other qualified retirement plans.

(i)            “Loan Account” means the record of unpaid principal and accrued interest on a loan to a Participant or Beneficiary under the loan program adopted by the Company pursuant to Section 5.2.

(j)            “Prior ESOP Company Account” means the record of amounts included in an SE Participant’s “Prior ESOP Company Account” under the SE Plan as of the SE Merger Time.

(k)           “Prior ESOP Employee Account” means the record of amounts included in an SE Participant’s “Prior ESOP Employee Account” under the SE Plan as of the SE Merger Time.

(l)            “Roth Contributions Account” means the record of amounts attributable to contributions made at the election of a Participant in lieu of cash compensation pursuant to an agreement under Section 4.1.

(m)          “Roth Rollover Account” means the record of an Employee’s rollover contributions from other qualified plans attributable to Roth Contributions and direct transfers on behalf of an Employee by trustees of other qualified retirement plans.

(n)           “SE After-Tax Employee Contributions Account” means the record of amounts included in an SE Participant’s “Employee After-Tax Account” under the SE Plan as of the SE Merger Time.

(o)           “SE Matching Contributions Account” means the record of amounts included in an SE Participant’s “Company Match Account” under the SE Plan as of the SE Merger Time.  The SE Matching Contributions Account shall be a subaccount of the Company Matching Contributions Account.

2.1.2       “Accounting Date” means the last day of each Plan Year and such other dates as may be designated by the Company.  Unless otherwise designated by the Company, Accounting Date shall mean each business day of the Plan Year for which Plan assets are traded on a national exchange.

2.1.3       “Administrator” means the administrator of the Plan for purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended.  The Administrator is the Company.  However, in the event a Committee is appointed, the term “Administrator” shall mean the Committee to the extent the duties and obligations of the administrator are delegated to such Committee.

2.1.4       “Affiliates” or “Affiliate” means the group of entities and each such entity, including the Company, which constitutes a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses (whether or not incorporated) under common control (as defined in Code Section 414(c)), or an affiliated service group (within the meaning of Code Section 414(m)) or any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).  For purposes of Section 4.6 of the Plan, Code Section 415(h) shall apply.  An entity shall be considered an Affiliate only for such periods that the requisite relationship with the Company exists.

2.1.5       “Allocation Date” means the date with respect to which contributions are allocated to Accounts.

2.1.6       “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

2.1.7       “Annual Addition” means, with respect to each Participant, the sum of Company Contributions under Section 4.2, Section 4.3 and Section 4.4, 401(k) Pre-Tax Contributions, Roth Contributions, forfeitures and after-tax Employee Contributions allocated to the Participant’s Accounts in this Plan or any other plan maintained by an Affiliate during each Plan Year.  Catch-up Contributions and Roth Catch-up Contributions are not considered to be Annual Additions.

Contributions do not fail to be Annual Additions merely because they are excess contributions (as described in Code Section 401(k)(8)(b)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or merely because excess contributions or excess aggregate contributions are corrected through distribution.  Excess Deferral Amounts that are timely distributed to any affected

Participant by April 15 following the year of deferral are not Annual Additions.  A forfeiture is treated as an Annual Addition for the Plan Year in which it is allocated to a Participant’s Account as a forfeiture.

Amounts allocated to an individual medical account, as defined in Code Section 415(1)(1), which is part of a qualified defined benefit plan maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.  In addition, amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419(A)(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliate, are treated as Annual Additions to a defined contribution plan.  Annual Additions are also subject to adjustment under ERISA transition rules.

2.1.8       “Beneficiary” or “Beneficiaries”  means such person or persons who at any particular time shall be entitled to receive a distribution from the Fund in the event of the death of a Participant.

2.1.9       “Board of Directors” means the Board of Directors of the Company or a committee consisting of members of the Board of Directors that is delegated responsibility with respect to the Plan.

2.1.10     “Cash-out Amount” means $5,000, excluding amounts allocated to a Participant’s Rollover Account and his Roth Rollover Account, if any.

2.1.11     “Catch-up Contribution” means a 401(k) Pre-Tax Contribution under Code Section 414(v), as described in Subsection 4.1.1.

2.1.12     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor tax code.  References to a Code section shall be deemed to be to that section or to any successor to that section.

2.1.13     “Committee” means the administrative committee(s) which the Company has established under the Plan.

2.1.14     “Company” means Enbridge Employee Services, Inc., a Delaware corporation.

2.1.15     “Company Matching Contribution” or “Company Matching Contributions” means a contribution or contributions made by the Company pursuant to Plan Section 4.2.

2.1.16     “Computation Year” means a consecutive 12-month period commencing on the Employee’s Employment Commencement Date or any anniversary thereof.

2.1.17     “Credited Compensation” of an Employee for any Plan Year means wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a statement under Code Sections 6041(d), 6051(a)(3) and 6052 (“W-2 wages”), excluding bonuses, success sharing payments, re-earnable merit payments, taxable benefits, secondment pay, payments from any other deferred compensation plan or program, regardless of whether such plan or program is intended to be (i) qualified under Code Section 401(a) or (ii) nonqualified deferred compensation, (iii) compensation recognized as the result of the exercise of stock options, (iv) compensation paid under any performance stock unit or restricted stock unit, and (v) any other long term incentive compensation.  Credited Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.  Compensation which exceeds the adjusted dollar limit under Code Section 401(a)(17) shall be excluded from Credited Compensation.  All elective contributions made by an Affiliate on behalf of an Employee that are not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) and 403(b) shall be included in Credited Compensation.

If a Participant who is performing qualified military service (as defined in Code Section 414(u)) while on active duty for a period of more than thirty (30) days is receiving amounts that represent all or a portion of the Credited Compensation such Participant would have received if he were performing services for the Company or any other Participating Affiliate during such period of qualified military service, such amounts shall be treated as Credited Compensation for all purposes under the Plan.

2.1.18     “Disabled” or “Disability” means a physical or mental impairment which renders the individual eligible to receive benefits under the Company’s long term disability insurance program or, if earlier, which entitles an individual to receive Social Security disability benefits.

2.1.19     “Effective Date” means January 1, 2019, the effective date of this amendment and restatement of the Plan.

2.1.20     “Eligible Employee” means any Employee who meets the eligibility requirements to participate under Article 3.

2.1.21     “Employee” means any person (and only such person), including an officer, who is employed by the Company or an Affiliate and who the Company determines in the exercise of its sole discretion to be a common law employee for purposes of the Company’s or Affiliate’s payroll system.  The Company’s or Affiliate’s non-payment of FICA taxes (and the Canadian equivalent) with respect to any person shall be considered to be a determination by the Company that such person is not a common law employee regardless of any subsequent reclassification determined by any agency, court or other authority, unless the Company voluntarily determines that such classification was in error.  “Employee” shall include any individual deemed to be an employee of an Affiliate under regulations issued under Code Section 414(o).

An individual shall be considered to be an Employee if such individual is a leased employee, but only if (a) leased employees constitute more than twenty percent (20%) of Non-Highly Compensated Employees or (b) the individual is not covered by a qualified money purchase pension plan maintained by the leasing organization providing a nonintegrated employer contribution rate of at least ten percent (10%) and providing for full and immediate vesting.  “Leased employee” means any person who performs services for another (the “recipient”), is not an Employee of the recipient, and:

(a)           provides such services pursuant to an agreement between the recipient and any other person (the “leasing organization”);

(b)           has performed such services for the recipient (or for the recipient and related persons as determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year; and

(c)           performs such services under primary direction or control of the recipient.

2.1.22     “Employer” means the Company and any Participating Affiliate.

2.1.23     “Employment Commencement Date” of an Employee means the first day for which the Employee is entitled to be credited with an Hour of Service pursuant to the terms of the Plan.

2.1.24     “Excess Aggregate Contributions” means, with respect to a Plan Year, the excess of (a) the aggregate amount of Company Matching Contributions (and any 401(k) Pre-Tax Contributions, Roth Contributions, or fail-safe contributions pursuant to Section 4.3 that are treated as Company Matching Contributions in computing the average contribution percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their average contribution percentages, beginning with the highest of such percentages).  Such determination shall be made after first determining any Excess Deferral Amounts and any Excess Contributions.

2.1.25     “Excess Contributions” means, with respect to a Plan Year, the excess of (a) the 402(g) Deferrals (and any Company Matching Contributions or fail-safe contributions pursuant to Section 4.3 that are treated as 401(k) Pre-Tax Contributions in computing the average deferral percentage) actually made on behalf of Highly Compensated Employees to this Plan for such Plan Year, over (b) the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their average deferral percentages, beginning with the highest of such percentages).  Such determination shall be made after first determining any Excess Deferral Amounts.

2.1.26     “Excess Deferral Amount” means the aggregate amount of 401(k) Pre-Tax Contributions and Roth Contributions for a calendar year that a Participant contributes to the Plan pursuant to Section 4.1 which, when added to 402(g) Deferrals under the Plan and other plans or arrangements described in Code Sections 401(k), 402A, 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the contribution occurred.

2.1.27     “401(k) Pre-Tax Contribution” or “401(k) Pre-Tax Contributions” for a Plan Year, means a contribution or contributions made to the Plan during the Plan Year by the Company at the election of the Participant in lieu of cash compensation attributable to services performed within the Plan Year, as provided in Section 4.1 of the Plan.  In no event will a contribution be treated as a 401(k) Pre-Tax Contribution for a Plan Year if it would have been received in cash, but for the election, later than two and one-half months after the close of the Plan Year.

2.1.28     “402(g) Deferrals” means any employer contribution made to this or any other plan at the election of a Participant, in lieu of cash compensation, and includes contributions made pursuant to a salary reduction agreement or other deferral mechanism.  With respect to any taxable year, a Participant’s 402(g) Deferrals are the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), including designated Roth contributions pursuant to Code Section 402A, any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.  402(g) Deferrals include deferrals under Section 4.1 but do not include any deferrals properly distributed as excess Annual Additions.

2.1.29     “Fund” means the assets held by the Funding Agent under the Trust or Trusts.

2.1.30     “Funding Agent” means any Trustee or insurance company that holds assets of the Plan pursuant to a Trust or insurance contract, respectively, to which the Company is a party.

2.1.31     “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees.  A “highly compensated active employee” is any Employee who performs service for the Company during the determination year and who:  (a) was a 5-percent owner of the Company at any time during the determination year or look-back year; or (b) for the look-back year, received 415 Compensation (as defined in Subsection 4.6.7) from the Company in excess of $120,000 (for the 2016 look-back year) and was in the top-paid group for that year.  The $120,000 amount is adjusted for the look-back year at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

A “5-percent owner” is any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation, or if the Company is not a corporation, any person who owns more than 5% of the capital or profits interest in the Company.  An individual is considered to own any stock owned directly or indirectly by the individual’s spouse, children, grandchildren or parents.  The “determination year” is the Plan Year.  The “look-back year” is the 12-month period immediately preceding the determination year.  The look-back year for determining whether a person is a 5-percent owner is the 12-month period immediately preceding the determination.  The “top-paid group” consists of the top 20 percent of Employees ranked on the basis of compensation received during the Plan Year.  For purposes of determining the number of Employees in the top-paid group, Employees who are nonresident aliens and who receive no earned income from sources within the United States, and Q&A 9(b) of Treasury Regulation Section 1.414(q)-1T, are excluded.

A “highly compensated former employee” includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active employee.  A highly compensated former employee is determined using the rules applicable to determining highly compensated employee status as in effect for that determination year.

The determination of who is a Highly Compensated Employee and the compensation that is considered will be made in accordance with Code Section 414(q) and the regulations thereunder.  All Affiliates are treated as one employer when applying these rules to determine the Highly Compensated Employees.

2.1.32     “Hour of Service” by an individual means each hour he is given credit pursuant to this Subsection 2.1.32.  A Participant shall receive credit for Hours of Service for employment with any Affiliate, whether or not the Affiliate adopts this Plan.  Hours of Service shall be determined as follows:

(a)           An individual shall be credited with the number of hours during any Computation Year, determined by dividing the total earnings (as determined below) of such individual actually paid during said Computation Year by the individual’s hourly rate of compensation (as determined below) during said Computation Year.

(i)            “Total earnings” of an individual shall mean all compensation for the performance of duties paid by an Affiliate during the Computation Year.

(ii)           “Hourly rate of compensation” for a Computation Year shall be the individual’s lowest straight time hourly rate during said Computation Year, if the individual is paid on an hourly rate basis during the entire Computation Year.  If an individual’s compensation is determined on the basis of a fixed rate for a specified period of time other than an hour, such as a day, week or month, during an entire Computation Year, “hourly rate of compensation” for said Computation Year shall be the individual’s lowest rate of compensation during the Computation Year divided by the number of hours regularly scheduled for the performance of duties during such period of time.  For the purpose of the preceding sentence, in the case of an individual without a regular work schedule, the calculation shall be based on an eight hour work day.  If an individual’s compensation is determined on a basis other than a fixed rate for a specified period of time during an entire Computation Year, “hourly rate of compensation” during the Computation Year shall be the lowest hourly rate of compensation payable to other individuals employed by any Affiliate in the same job classification as the individual, or if no individuals in the same job classification have an hourly rate, the lowest minimum hourly wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended, in effect during the Computation Year.  If an individual’s rate of compensation paid by an Affiliate changes during a Computation Year, “hourly rate of compensation” shall be the lowest hourly rate in effect during the Computation Year.  If the method of compensating the individual changes during a Computation Year, he shall have his Hours of Service during said Computation Year computed separately as provided above for each portion of the Computation Year he is compensated by a single method.

(b)           To the extent not credited under other provisions of this Plan:

(i)            125 Hours of Service shall be credited to an individual for each month (or a proportionately reduced number of Hours of Service for a fraction of a month) during a Period of Service (within a Computation Year) with the armed forces of the United States which the individual entered from employment with an Affiliate on account of induction or enlistment, up to and including, the earlier of his return to work with an Affiliate or the last day of the period prescribed by law within which said individual can exercise his right to reinstatement (or in the absence of any law, 90 days from his discharge from military service provided that he does, in fact, return to work with an Affiliate within said period).

(ii)           An individual shall be given credit for Hours of Service to the extent necessary to give him 125 Hours of Service in any month for which he is receiving temporary disability benefits at less than full pay (provided he returns to active duty with an Affiliate on cessation of his temporary disability or is placed on long term disability) or he is receiving benefits under any Affiliate’s long term disability plan, or he is receiving temporary disability benefits under any plan or program of any Affiliate, which, pursuant to law, are payable in an amount equal to full pay.

(iii)          Hours of Service shall be credited for any period for which the Employee is entitled to credit under the Family and Medical Leave Act of 1993 or any similar law of the state in which the Employee resides, whichever provides greater credit.

(c)           To the extent not otherwise credited under this Subsection 2.1.32, service shall be recognized for a continuous period of employment immediately prior to the date on which the Employee commences employment with the Company or an Affiliate but only if said continuous period of employment is with one of the following entities and only to the extent provided below with respect to employment with that entity:

(i)            any Affiliate, including Enbridge Pipelines (North Dakota) Inc. and Enbridge Services (U.S.) Inc. (formerly, Enbridge (Pennsylvania) Inc.);

(ii)           Oleoducto Central S.A. (“OCENSA”), CIT Colombiana S.A. (“CITCOL”) or Compania Logistica de Hidrocarburos, S.A. (“CLH”), if the Employee’s employment with any these entities immediately precedes the Employee’s employment with the Company or any Affiliate;

(iii)          any predecessor of an Affiliate, to the extent required by Code Section 414(a);

(iv)          Hunt Oil Company, if the Employee’s employment commences with former Participating Affiliate, Portal Pipe Line Company, on or about January 1, 1996;

(v)           Enbridge Midcoast Energy Inc. (formerly Midcoast Energy Resources, Inc.) and Administaff Inc., as joint employers, if the Employee’s employment commences with the Company or a Participating Affiliate during 2001 or on January 1, 2002;

(vi)          Williams WPC-1 Inc., if the Employee’s employment commences with the Company or a Participating Affiliate on or about January 3, 2001;

(vii)         Koch Midstream Services LLC, if the Employee’s employment commences with the Company or a Participating Affiliate on or about December 1, 2001;

(viii)        Sulphur River Gathering LP, if the Employee’s employment commences with the Company or a Participating Affiliate on or about March 10, 2002;

(ix)          Cantera Resources, Inc., if the Employee’s employment commences with the Company or a Participating Affiliate on or about January 1, 2004;

(x)           OneOk Palo Duro Pipeline Company, Inc., if the Employee’s employment commences with the Company or a Participating Affiliate on or about March 1, 2004; and

(xi)          Any other entity designated by the Committee or by an officer of the Company, in a written amendment to the Plan and by attaching to the Plan employment commencement data similar to that provided for the other approved entities in Schedule A of the Plan.

The prior service to be recognized with respect to each Employee who is to be credited with service under (v) through (xi), above, shall be the service determined by considering the Employee’s “Service Date” as indicated in Schedule A as if said “Service Date” were the Employee’s Employment Commencement Date with the Company.

In addition to the prior service credit recognized under the foregoing provisions of this subsection (c), service with Spectra Energy Corp and its payroll subsidiaries PanEnergy Services, Limited Partnership and Spectra Energy Operating Company, LLC shall be recognized for purposes of this Plan with respect to any Employee who (i) is a SE Participant and (ii) became a Participant as of the SE Merger Time.

(d)           Hours of Service shall be computed by the Company from records determined by it to accurately reflect this information, and shall be credited to the Computation Year in which they are performed (or would have been performed with respect to military service).

(e)           Hours of Service shall be computed in accordance with Department of Labor Regulation Section 2530.200b-2(a) and (b) and such rules are incorporated herein by reference.

2.1.33     “Laborer” means an Employee hired to do manual labor during the pipeline construction and repair season and who is designated as a “Laborer” in the payroll records of the Company.

2.1.34     “Limitation Year” means the 12-consecutive-month period commencing January 1 and ending December 31.

2.1.35     “Maximum Permissible Amount” means, for a Limitation Year, with respect to any Participant, the lesser of (a) the limit prescribed in Code Section 415(c)(1)(A) ($54,000 in 2017) (as adjusted under Code Section 415(d) by the Secretary of the Treasury or his delegate); or  (b) 100 percent of the Participant’s 415 Compensation (as defined in Subsection 4.6.7) for the Limitation Year.  The “100% of 415 Compensation” limitation of this Subsection 2.1.35 will not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

2.1.36     “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

2.1.37     “Normal Retirement Date” means the date on which a Participant attains age 65.

2.1.38     “Participant” means each Employee who is eligible to participate in the Plan and who has contributions made to his Plan Account.  An Employee who becomes a Participant shall be considered to be a Participant until the earlier of his death or payment of all benefits from the Plan to him.  The term “Participant” as used herein shall also refer to a Beneficiary or an Alternate Payee when appropriate in context, as determined by the Committee.

2.1.39     “Participating Affiliate” means any Affiliate that adopts the Plan and such adoption is approved by the Company, provided such Affiliate has not terminated participation or withdrawn from the Plan.  Effective as of January 1, 2019, each of the following entities shall be a Participating Affiliate: (a) PanEnergy Services, Limited Partnership and (b) Spectra Energy Operating Company, LLC.

2.1.40     “Pension Plan” means the Enbridge Employee Services, Inc. Employees’ Pension Plan.

2.1.41     “Period of Service” means a period commencing on an Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee’s Severance from Service Date.  All Periods of Service shall be aggregated.  A Period of Service shall be determined based on the basis of full years and full months in such Period, and if the Severance from Service Date occurs on a day other than the last day of the month, the partial month shall be taken into account by dividing the number of days up to and including the Severance from Service Date by 365.

If an Employee severs from service by reason of retirement or other termination of employment and the Employee then performs an Hour of Service within twelve (12) months of the Severance from Service Date, then such Period of Severance shall be included in the Employee’s Period of Service for the purpose of determining Vesting Service.  Notwithstanding the preceding sentence, if an Employee severs from service by reason of retirement or other termination of employment during a leave of absence of twelve (12) months or less (where such leave commenced for reason other than termination of employment, retirement or death), and if the Employee then performs an Hour of Service within twelve (12) months of the date on which the Employee commenced the leave of absence, such Period of Severance shall be included in the Employee’s Period of Service in determining Vesting Service.

2.1.42     “Period of Severance” means the period of time commencing on an Employee’s Severance from Service Date and ending on the date on which the Employee is again credited with an Hour of Service for the performance of duties.”

2.1.43     “Plan” means the Enbridge Employee Services, Inc. Employees’ Savings Plan, the terms and provisions of which are set forth herein, as the same may be amended or restated from time to time.

2.1.44     “Plan Year” means the 12 consecutive month period commencing January 1.

2.1.45     “Qualified Domestic Relations Order” means a domestic relations order entered into on or after January 1, 1985, which creates or recognizes the existence of an Alternate Payee’s right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to the Participant under the Plan, provided the order clearly specifies certain facts and does not alter the amount or form of benefits.  A domestic relations order means any judgment, decree, or order, including approval of a property settlement agreement which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant.  The order must be made pursuant to a state domestic relations law.

To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant for purposes of Section 8.4.

The Administrator shall establish in its discretion reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders.  When an Administrator receives a domestic relations order entered by a court of competent jurisdiction, he shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan’s procedures for determining the qualified status of such orders. Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, but not prior to the time the Administrator is in actual receipt of a domestic relations order, the Administrator shall separately account for the amounts (the “segregated amounts”) which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.  If, within 18 months after the date payments are due to commence under the order, the order, or modifications thereof, is determined to be a Qualified Domestic Relations Order, the Administrator shall pay the segregated amounts, plus any interest thereon, to the person or persons entitled to them.  If, within the same 18-month period, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Administrator shall then pay the segregated amounts, plus any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order.  However, if the Administrator is notified that the parties are attempting to cure the defects in the order, the Administrator shall continue to defer payments and separately account for the amounts until the end of the 18-month period.  Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

2.1.46     “Reemployment Commencement Date” means the date an Employee first completes an Hour of Service for which the Employee is paid or entitled to payment for the performance of services as described in Section 2.1.32 following the Employee’s prior Severance from Service Date.

2.1.47     “Roth Catch-up Contribution” means a contribution under Code Section 414(v), as described in Section 4.1 that is designated as a Roth Contribution under Code Section 402A at the time it is made.

2.1.48     “Roth Contribution” means the portion of a Participant’s 401(k) Pre-Tax Contribution that is designated as a Roth Contribution pursuant to Code Section 402A, as described in Subsection 4.1.1.

2.1.49     “Roth Rollover Contribution” means an Employee’s Roth contribution into another qualified plan that is transferred into the Plan pursuant to an “eligible rollover distribution” from the other plan.

2.1.50     “Service” means the aggregate of a Participant’s Periods of Service (except “Periods of Severance”) expressed as full and fractional Years of Service.

2.1.51     “Severance from Service Date” means the earlier of:

(a)           the date on which an Employee dies or quits, retires or is discharged from employment with all Affiliates, or

(b)           whichever of the following is applicable to the Employee’s circumstances:

(i)            the first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Affiliates for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff; or

(ii)           the second anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Affiliates by reason of pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the need to care for such Employee’s child during the period immediately following such child’s birth or placement.  Any such absence shall not be taken into account unless such Employee furnishes the Administrator such timely information as the Administrator may require to establish that the absence from employment is for such reason.  The period of absence between the first and second anniversaries of the first day of absence shall not be included as a Period of Service or as a Period of Severance.”

2.1.52              “SE Merger Time” means 11:59:59 p.m. Central Time on December 31, 2018.

2.1.53              “SE Participant” means any Participant who was a participant in the SE Plan on December 31, 2018, and whose account under the SE Plan was transferred from the trust of the SE Plan into the Trust pursuant to the merger of the SE Plan with and into the Plan effective as of the SE Merger Time.

2.1.54              “SE Plan” means the Spectra Energy Retirement Savings Plan, as amended and restated effective January 1, 2014, and subsequently amended.  The assets and liabilities of the SE Plan were merged into this Plan effective as of the SE Merger Time.

2.1.55              “Stock” means the common stock of Enbridge Inc., a Canadian corporation, or any successor of Enbridge Inc.

2.1.56              “Stock Fund” means the separate investment fund forming a part of the Trust described in and governed by Article 5 and other applicable provisions of the Plan.

2.1.57              “Tax Paid Credit Balance” means the amount, less any withdrawals, of the following credits to a Participant’s Pre-1984 Contributions Account and Pre-1984 After-Tax Employee Contributions Account (or to predecessors of this account):

(a)                                 all credits or contributions to a Participant’s Pre-1984 After-Tax Employee Contributions Account and Pre-1984 Contributions Account during periods on or before December 31, 1967;

(b)                                 fifty percent of the total of all credits or contributions attributable to a Participant’s Pre-1984 After-Tax Employee Contributions Account and Pre-1984 Contributions Account during periods after December 31, 1967, but before January 1, 1982; and

(c)                                  contributions made by the Participant attributable to his Pre-1984 After-Tax Employee Contributions Account and Pre-1984 Contributions Account for periods after December 31, 1981, but before January 1, 1984.

Such sum, in all cases, shall be reduced by the amounts (excluding the unrealized appreciation of Stock, if any) of withdrawals by the Participant which were treated by the Funding Agent as nontaxable for federal income tax purposes.  Such credits or contributions shall be determined under the Plan as in effect on December 31, 1983.

2.1.58              “Trust” means all assets held by a Trustee pursuant to a Trust Agreement and the terms of the Plan.

2.1.59              “Trust Agreement” means a trust agreement with the Trustee which the Company may establish, be a party to, or amend from time to time, containing such provisions as it deems necessary or desirable in order to carry the provisions of the Plan into effect.  The Company may create more than one Trust.

2.1.60              “Trustee” means the individuals or banking institution which shall accept the appointment to execute the duties of Trustee as set forth in the Plan and Trust Agreement.

2.1.61              “Vesting Service” shall be the same as “Service.”  Upon incurring a One-Year Period of Severance after the date he initially becomes eligible to participate in the Plan, an Employee’s Vesting Service under the Plan shall be determined based on his Vesting Service at the commencement of the One-Year Period of Severance.  For an Employee who, at the time of a One-Year Period of Severance satisfied the requirements to receive a distribution of vested benefits and who again satisfies the requirements to participate in the Plan pursuant to Section 3.2, his Vesting Service shall be restored in determining his rights and benefits under the Plan, subject to the following.  If a Participant has incurred five (or more) consecutive one-year Periods of Severance, the Period of Service completed after such Period of Severance shall not be taken into account for purposes of determining the Participant’s vested interest in his Account prior to such five (or more) consecutive one-year Periods of Severance.  If a Participant does not have any vested right under the Plan to Employer Contributions credited to his Account at the time he incurs a period of five (or more) consecutive one-year Periods of Severance, the Vesting Service completed by the Employee before such Period of Severance shall not be taken into account for any reason when the period of five (or more) consecutive one-year Periods of Severance equals or exceeds his Period of Service, whether or not consecutive, completed before such Period of Severance.  In computing the aggregate Period of Service prior to any such Period of Severance, any Vesting Service which may be disregarded by any prior Period of Severance shall be disregarded.

Section 2.2                                    Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall include the feminine and neuter, and words used in the singular shall include the plural.

ARTICLE 3
ELIGIBILITY TO PARTICIPATE.

Section 3.1                                    Initial Eligibility.  Each Employee participating in the Plan as of the Effective Date shall continue to participate in the Plan.  With respect to any Employee not participating in the Plan as of the Effective Date or any Employee who is hired on or after the Effective Date, the following eligibility rules shall apply:

(a)                                 Regular Employees.  Each Employee (other than a leased employee as defined in Subsection 2.1.21) hired by the Company or a Participating Affiliate to fill a full-time or part-time established position shall be eligible to make an election, as provided in Subsection 4.1.1, to participate in contributions to this Plan made pursuant to Section 4.1 and Section 4.2, such participation to commence as of the effective date of the Employee’s election to make 401(k) Pre-Tax Contributions or Roth Contributions.

(b)                                 Temporary Employees.  Each Employee of the Company or a Participating Affiliate (other than a leased employee as defined in Subsection 2.1.21) who is not filling a full-time or part-time established position and who is a Laborer shall be eligible to make an election, as provided in Subsection 4.1.1, to participate in contributions to the Plan made pursuant to Section 4.1 and Section 4.2 on the earlier to occur of the following:  (i) the first day of the month coinciding with or next following completion of a year of Vesting Service, or (ii) the date upon which the Employee begins filling a full-time or part-time established position with the Company or a Participating Affiliate.  Any Employee of the Company or a Participating Affiliate who is not filling a full-time or part-time established position and who is not a Laborer shall not be eligible to participate in the Plan.

(c)                                  Notwithstanding any other provision in the Plan to the contrary, effective March 1, 2004, an Employee filling a temporary position between March 1, 2004, and April 1, 2005, who is employed to support the Ozark Pipeline, Cushing Storage Terminal and related facilities purchased from Shell Pipeline Company LP and Equilon Enterprises LLC, shall be entitled to participate in the Plan as if the Employee was a regular employee as described in (a) of this Section 3.1, above, but only for the purpose of making 401(k) Pre-Tax Contributions pursuant to Section 4.1.  An Employee described in the foregoing sentence shall not be entitled to receive an allocation to his Account of any Company contributions.

Section 3.2                                    Subsequent Eligibility.  Each Participant shall continue to be eligible to participate in contributions to the Plan made pursuant to Section 4.1 and Section 4.2 until the effective date of the termination of his 401(k) Pre-Tax Contribution election and his Roth Contribution election and any Participant who has terminated his employment and who has been rehired or who has terminated his 401(k) Pre-Tax Contribution election and his Roth Contribution election, shall be entitled to resume participation, such participation to commence as of the effective date of his election to make 401(k) Pre-Tax Contributions or Roth Contributions.

ARTICLE 4
CONTRIBUTIONS.

Section 4.1                                    401(k) Pre-Tax Contributions. Subject to the limitations of Subsection 4.1.1, and Section 4.5 and Section 4.6 hereof, the Company will contribute to the Trust for each Plan Year an amount equal to the amount deducted and withheld from each Participant’s Credited Compensation during such Plan Year as a 401(k) Pre-Tax Contribution or a Roth Contribution pursuant to the Participant’s election.

4.1.1                     401(k) Pre-Tax Contribution Election.  Each Employee who has satisfied the eligibility requirements set forth in Section 3.1 or Section 3.2 may elect to reduce his Credited Compensation for the Plan Year paid on or after the effective date of the election by an amount not to exceed 50% of the Participant’s Credited Compensation.  Said reduction for Credited Compensation shall be contributed by the Company to the Participant’s 401(k) Pre-Tax Contribution Account.  Election will be made as of such dates as the Administrator may permit in accordance with uniform, nondiscriminatory rules, and will become effective with the first pay period commencing on or after such date.  With respect to an SE Participant, any pre-tax contribution deferral election in effect under the SE Plan as of the SE Merger Time shall be considered an election to make 401(k) Pre-Tax Contributions under this Plan effective as of January 1, 2019, provided that such SE Participant is still an Employee on that date.

Notwithstanding any provision of the Plan to the contrary, a Participant who satisfied the eligibility requirements set forth in Section 3.1 or Section 3.2 on or after October 1, 2004, and who fails to make an election pursuant to the foregoing paragraph during the 45-day period that begins on the date as of which he is first eligible to make such election, shall be deemed to have elected to make 401(k) Pre-Tax Contributions equal to two percent (2%) of his Credited Compensation.  A Participant will not be considered to have failed to make an election if the Participant affirmatively elects to reduce his Credited Compensation by zero percent (0%) within the 45-day period that begins on the date as of which he is first eligible to make such election.  Any 401(k) Pre-Tax Contributions that are made pursuant to a deemed election under this paragraph will commence with the first payroll period that is administratively feasible following the end of the 45-day election period.

Any Eligible Employee who satisfied the Plan’s eligibility requirements prior to October 1, 2004, and who (i) is not making 401(k) Pre-Tax Contributions as of February 1, 2007, and (ii) has not affirmatively elected to not make 401(k) Pre-Tax Contributions, will be deemed to have elected to make 401(k) Pre-Tax Contributions equal to two percent (2%) of Credited Compensation if such Eligible Employee does not make an affirmative election, including an election to make 401(k) Pre-Tax Contributions equal to zero percent (0%) of Credited Compensation, within 45 days beginning as of February 1, 2007.

Any Eligible Employee who first satisfies the Plan’s eligibility requirements on or after July 1, 2010, but before January 1, 2018, and who fails to make an election pursuant to the first paragraph of this Section 4.1.1 during the 45-day period which begins on the date that he is first eligible to make such election, shall be deemed to have elected to make 401(k) Pre-Tax Contributions equal to five percent (5%) of his Credited Compensation.  A Participant will not be considered to have failed to make an election if the Participant affirmatively elects to make 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation within such 45-day period.  Any 401(k) Pre-Tax Contributions that are made pursuant to a deemed election under the first sentence of this paragraph will commence with the first payroll period that is administratively feasible following the end of the 45-day election period.

Any Eligible Employee who first satisfies the Plan’s eligibility requirements on or after January 1, 2018, and who fails to make an election pursuant to the first paragraph of this Section 4.1.1 during the 45-day period which begins on the date that he is first eligible to make such election, shall be deemed to have elected to make 401(k) Pre-Tax Contributions equal to six percent (6%) of his Credited Compensation; provided, however, that such deemed election shall not apply to any SE Participant whose deferral election under the SE Plan is carried over to this Plan, as provided in the first paragraph of this Section 4.1.1.  A Participant will not be considered to have failed to make an election if the Participant affirmatively elects to make 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation within such

45-day period.  Any 401(k) Pre-Tax Contributions that are made pursuant to a deemed election under the first sentence of this paragraph will commence with the first payroll period that is administratively feasible following the end of the 45-day election period.

Effective with respect to Plan Years beginning on and after January 1, 2015, any election by a Participant to make both Roth Contributions and 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation shall be effective only through the last day of the initial Plan Year to which the election applies. Any affirmative election by a Participant to make either Roth Contributions or 401(k) Pre-Tax Contributions in an amount greater than zero percent (0%) shall remain in effect until the Participant makes a subsequent different affirmative election.

A Participant who (i) elects to make both Roth Contributions and 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation and (ii) does not make a subsequent affirmative election with respect to the next following Plan Year, shall be deemed to have elected to make 401(k) Pre-Tax Contributions equal to six percent (6%) of his Credited Compensation commencing as of the first payroll period beginning in April of that next following Plan Year and continuing through each subsequent Plan Year unless and until an affirmative election is made to contribute a different amount.

A Participant will not be considered to have failed to make an election if the Participant affirmatively elects to make 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation within the 45-day period that begins on the date as of which he is first eligible to make such election.  Any 401(k) Pre-Tax Contributions that are made pursuant to a deemed election under this paragraph will commence with the first payroll period that is administratively feasible following the end of the 45-day election period.

Any affirmative election made on or before December 31, 2014 by a Participant to elect both Roth Contributions and 401(k) Pre-Tax Contributions equal to zero percent (0%) of his Credited Compensation that is in effect on March 31, 2015, shall expire under this Section 4.1.1 on March 31, 2015, unless the Participant has otherwise made an affirmative election on or after January 1, 2015.

A Participant may designate that all or a portion of his or her 401(k) Pre-Tax Contributions will be designated Roth Contributions under Code Section 402A.  401(k) Pre-Tax Contribution elections and Roth Contribution elections will be further subject to the following rules and limitations:

(a)                                 Amounts - All amounts are to be expressed as whole percentages of Credited Compensation (rounded up to the nearest dollar), or in such other manner of uniform application specified by the Administrator.

(b)                                 Changes - After the Employee’s initial entry into the Plan, the Employee may change the amount to be contributed to his 401(k) Pre-Tax Contribution Account and his Roth Contribution Account as of the beginning of each pay period (and such other dates as the Administrator may establish in accordance with uniform, nondiscriminatory rules) by giving the Administrator such notice as the Administrator may require.  Each Participant, including each Participant whose 401(k) Pre-Tax Contribution election is not otherwise subject to the automatic increase provisions described above, may elect to have his 401(k) Pre-Tax Contribution election automatically increase by any whole percentage and as of any date elected by the Participant during the current or any succeeding Plan Year.  Each Participant may elect to continue to make 401(k) Pre-Tax Contributions but to waive the automatic increase provisions.

(c)                                  Termination of 401(k) Pre-Tax Contribution and Roth Contribution Elections - Upon notice to the Administrator in the form as determined by the Administrator, a Participant may terminate (or suspend) his 401(k) Pre-Tax Contribution election and/or his Roth Contribution election as of the beginning of a future pay period, by giving the Administrator such notice as the Administrator may require.  As of the effective date of the termination of his 401(k) Pre-Tax Contribution election or his Roth Contribution election, no further 401(k) Pre-Tax Contributions or Roth Contributions will be made to the Participant’s 401(k) Pre-Tax Contribution Account or

his Roth Contribution Account, as applicable, unless and until the Participant makes a new 401(k) Pre-Tax Contribution or Roth Contribution election, but such termination will not affect any amounts which have already been allocated to the Participant’s 401(k) Pre-Tax Contribution Account or his Roth Contribution Account pursuant to Subsection 4.1.3.  Any Participant who has so terminated his 401(k) Pre-Tax Contribution election or his Roth Contribution election may elect to resume 401(k) Pre-Tax Contributions or Roth Contributions as of the beginning of the pay period following the effective date of the suspension, or such other advance date as the Administrator may specify, by providing the Administrator with such prior notice as the Administrator requires in this respect.

A Participant who is automatically enrolled in the Plan pursuant to the foregoing provisions of this Section 4.1.1 and who does not otherwise make an affirmative election to participate in the Plan, may elect, on a form prescribed by the Administrator, to discontinue making 401(k) Pre-Tax Contributions and to request a permissible withdrawal of all amounts that have been withheld from his Credited Compensation as 401(k) Pre-Tax Contributions, plus allocable investment earnings or losses attributable thereto, in accordance with Code Section 414(w).  Such permissible withdrawal shall not be effective unless it is elected by the Participant not more than ninety (90) days after the first 401(k) Pre-Tax Contribution was withheld from his Credited Compensation pursuant to the automatic enrollment provisions described above. In addition, any Company Matching Contributions that were allocated to his Account with respect to all such permissively withdrawn 401(k) Pre-Tax Contributions will be forfeited and used to reduce Company Matching Contributions pursuant to Section 4.2.

(d)                                 Limitation on Amounts of Reduction - No Participant may elect to contribute an amount under this Subsection 4.1.1 that was otherwise payable in cash during the Participant’s taxable year which, when combined with all other 402(g) Deferrals provided by the Company for the taxable year, would exceed the applicable limit under Code Section 402(g) for the Participant’s taxable year.  The Administrator may disregard any election to make 401(k) Pre-Tax Contributions or Roth Contributions to the extent it would result in the contribution of an Excess Deferral Amount.  If an Excess Deferral Amount is contributed to the Plan on behalf of any Participant during a taxable year, the Excess Deferral Amount (plus any income and minus any loss allocable thereto) may be distributed to the Participant prior to the first April 15 following the taxable year.  Any such distribution will be designated as an Excess Deferral Amount by the Administrator or the Trustee, as the case may be, and will be reduced by the amount of any Excess Contributions previously distributed to the Participant from the Plan for the Plan Year beginning with or within such calendar year.  Excess Deferral Amounts will be distributed pro rata from the Participant’s 401(k) Pre-Tax Contribution Account and his Roth Contribution Account.

The earnings or losses allocable to the Participant’s Excess Deferral Amounts shall be the earnings or losses for the Plan Year that is attributable to the sum of the Participant’s 401(k) Pre-Tax Contributions and Roth Contributions multiplied by a fraction.  The numerator of such fraction is the Participant’s Excess Deferral Amounts for the Plan Year and the denominator (i) is the sum of the Account balances of the Participant attributable to 401(k) Pre-Tax Contributions and Roth Contributions as of the beginning of the Plan Year to which the excess deferral relates, plus (ii) the sum of the Participant’s 401(k) Pre-Tax Contributions and Roth Contributions for the Plan Year.

In the event that a Participant is also a participant in another plan or arrangement (of the Company or another plan sponsor) such that the combined 402(g) Deferrals under this Plan and such other plans or arrangements results in an Excess Deferral Amount for a taxable year of the Participant, the Participant may, not later than March 1 following the close of the taxable year, notify the Administrator in writing of the portion of the Excess Deferral Amount that is to be allocated to this Plan for the preceding calendar year.  The Participant’s 401(k) Pre-Tax Contributions and Roth Contributions under this Plan will be reduced on a pro rata basis by the amount of the excess allocated to this Plan (plus any income and minus any loss allocable thereto) and the amount will be distributed in the same manner as provided in paragraph (d), above.  A

Participant is deemed to have notified the Administrator of an Excess Deferral Amount that is allocated to this Plan to the extent the Participant has an Excess Deferral Amount for the taxable year calculated by taking into account only 402(g) Deferrals under the Plan and other plans of the Company or another Affiliate, and in that event written notice will not be required under this paragraph.

All Employees who are eligible to make 401(k) Pre-Tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  However, such Catch-up Contributions shall not be taken into account for purposes of the provisions of the limitations of Code Sections 402(g) and 415 with respect to such Catch-up Contributions.  With regard to such catch-up contributions, the Plan shall not be treated as failing to satisfy the provisions of the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable.  Each Participant who is eligible make Catch-up Contributions may elect to have all or any portion of such Catch-up Contribution designated as a Roth Catch-up Contribution.

4.1.2                     Payment.  The amount designated by the Participant for contribution to his 401(k) Pre-Tax Contributions Account and his Roth Contributions Account will be reflected in one or more payroll deductions during the Plan Year or such other means as the Administrator will prescribe under rules of uniform application.  The Participant’s contributions so collected will be remitted to the Trustee as of the earliest date on which the contributions can reasonably be transferred.

4.1.3                     Allocation to Account.  The amount contributed for a Participant will be allocated to the Participant’s 401(k) Pre-Tax Contribution Account or, if applicable, to his Roth Contributions Account maintained under the Plan, as of the date during the Plan Year on which the amount is deducted and withheld from the Participant’s Credited Compensation, but for purposes of allocating income or losses under Article 7, the 401(k) Pre-Tax Contributions and Roth Contributions will be credited as of the date received by the Trustee.

Section 4.2                                    Company Contributions.

4.2.1                     Amount.  The Company shall contribute a matching amount to the Funding Agent for each Participant who makes 401(k) Pre-Tax Contributions and/or Roth Contributions to the Plan pursuant to Section 4.1.  For each period, the matching amount shall be equal to 100% of the sum of the Participant’s 401(k) Pre-Tax Contributions and Roth Contributions for said period, limited to a maximum allowable percentage of (a) with respect to Credited Compensation received by the Participant on or before December 31, 2017, five percent (5%) of his Credited Compensation for said period, and (b) with respect to Credited Compensation received by the Participant on or after January 1, 2018, six percent (6%) of his Credited Compensation for said period.

4.2.2                     Allocation.  Matching contributions made by the Company on behalf of each Participant pursuant to Subsection 4.2.1 shall be allocated and credited to said Participant’s Company Matching Contributions Account as of the effective date for which the corresponding Participant 401(k) Pre-Tax Contributions and Roth Contributions are credited.

4.2.3                     Special Rules Where Limitation in Paragraph 4.1.1(d) Applies.  If a Participant is required to cease 401(k) Pre-Tax Contributions and Roth Contributions during a Plan Year because of the limitation set forth in Paragraph 4.1.1(d), contributions pursuant to this Section 4.2 shall not be less than the maximum amount which would have been contributed pursuant to this Section 4.2, subject to the limitations of Section 4.5 and Section 4.6, had the total amount contributed by the Participant as 401(k) Pre-Tax Contributions and Roth Contributions for the Plan Year been contributed in equal installments over the entire Plan Year.

4.2.4                     Payment.  Matching contributions may be made in the form of money or other property acceptable to the Trustee.

Section 4.3                                    Fail-Safe Contributions.

4.3.1                     Method of Determining Fail-Safe Contributions.  If the Company determines that contributions under other portions of the Plan would cause a failure to comply with the average deferral percentage test or the average contribution percentage test, and such failure is not corrected by reducing the contributions of or for Highly Compensated Employees under Section 4.5, the Company may make contributions pursuant to this Section 4.3 to the Trustee for a Plan Year.  Within 60 days after the end of the Plan Year, the Board of Directors may authorize a contribution in the dollar amount necessary to satisfy the applicable test; provided, however, that the Company shall not contribute an amount in excess of the maximum contribution permitted under Section 4.6.

4.3.2                     Time of Making Company Contributions.  The Company may make its contribution, or partial payments of such contribution, under this Section 4.3 for any Plan Year at any time during such Plan Year or within the time following the close of such Plan Year which is prescribed by law for the filing of the Company’s federal income tax return for its fiscal year for federal income tax purposes within or with which the Plan Year ends (including extensions thereof).  The contribution may be made in money or in property acceptable to the Funding Agent.

4.3.3                     Allocation and Accrual Rules.  Contributions to the Funding Agent for a Plan Year pursuant to this Section 4.3 shall be allocated among those Participants for that Plan Year who participated in contributions made pursuant to Section 4.1 for that Plan Year, who were actively employed by the Company on the last day of the Plan Year, and each of whom is not a Participant who is a Highly Compensated Employee for that Plan Year.  Persons who became Disabled, died, or retired (and in the event of retirement, were eligible for an immediate annuity under the Pension Plan) from the Company during the Plan Year shall not be required to satisfy the requirement of being employed on the last day of the Plan Year.  Any contribution to be made to the Funding Agent pursuant to this Section 4.3 for a Plan Year shall be allocated among the Qualified Non-elective Contribution Accounts of Participants entitled to participate in the contribution for such Plan Year (as determined in accordance with this Subsection 4.3.3) in the proportion that the Credited Compensation for such Plan Year for each such Participant bears to the Credited Compensation for such Plan Year for all such Participants.  Contributions made pursuant to this Section 4.3 are not eligible for matching contributions made pursuant to Section 4.2.

Section 4.4                                    Make-up Company Contributions.  If, after the contributions under Section 4.2 and Section 4.3 for a Plan Year have been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contributions received no allocation or received an allocation which was less than he should have received, the Company may, at its election, and in lieu of reallocating the prior contributions, make a special make-up contribution to be allocated to the Account of such Participant in an amount adequate to provide for him the same amount as would have been allocated to such Account if such oversight or  mistake had not been made, and such amount shall be considered as a Company contribution under Section 4.2 and Section 4.3, as the case may be, or another correction method, including but not limited to, a correction method described in the Employee Plans Compliance Resolution System (“EPCRS”) or any other program or guidance issued by the Internal Revenue Service or Secretary of the Treasury to cure such administrative oversights or mistakes.

Section 4.5                                    Company Directed Reduction of Contributions.

4.5.1                     General.  The Plan must satisfy the nondiscrimination tests set forth in Code Sections 401(k)(3) and 401(m)(2).  In the event the Company determines there is a reasonable probability that either of these nondiscrimination tests will not be satisfied for a Plan Year, the Company will have the right to reduce (to zero if necessary) contributions on behalf of persons who are reasonably expected to be Highly Compensated Employees for the Plan Year being tested for discrimination.  Notwithstanding anything in this Section 4.5 to the contrary, the Company may in its discretion meet the nondiscrimination tests of Code Sections 401(k)(3) and 401(m)(2) and the coverage test of Code Section 410(b) by treating a plan benefiting otherwise excludable employees as two separate plans as permitted under Code Section 410(b) and authoritative guidance thereunder.

Contributions will be reduced only to the extent necessary, in the judgment of the Company, to comply with the nondiscrimination tests.  The Company will first disallow or restrict future contributions on behalf of Highly Compensated Employees.  If that is not sufficient, then Excess Contributions or Excess Aggregate Contributions, as the case may be, will be distributed (to the extent attributable to 401(k) Pre-Tax Contributions or Roth Contributions) to Highly Compensated Employees on the basis of the excess amounts attributable to them as set forth below.  Excess Aggregate Contributions (to the extent attributable to non-vested Company Matching Contributions) will be forfeited on the same basis.  Determination of the amount of Excess Aggregate Contributions will be made after first determining the amount of any Excess Contributions.  Contributions will be reduced first for Highly Compensated Employees with the largest amounts of contributions taken into account under the applicable nondiscrimination test for the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions or Excess Aggregate Contributions have been ascribed to Highly Compensated Employees and reduced.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions or Excess Aggregate Contributions.

The amount designated by a Highly Compensated Employee to be paid to his 401(k) Pre-Tax Contribution Account or his Roth Contribution Account that is subject to reduction (adjusted for any income or losses attributable thereto) will be designated as an Excess Contribution and paid by the Trustee or the Company, as the case may be, to the Employee as soon as practicable.  Any such distribution with respect to an Employee for a Plan Year will be reduced by the amount of any Excess Deferral Amounts previously distributed to such Employee for the Employee’s taxable year ending with or within the Plan Year in which the Excess Contribution arose.  In allocating income or losses to Excess Contributions, the Company may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

The amount of any Company Matching Contribution (and any amount treated as a Company Matching Contribution pursuant to Subsection 4.5.3) on behalf of a Highly Compensated Employee that is subject to reduction (adjusted for any income or loss attributable thereto) will be designated as an Excess Aggregate Contribution and either paid by the Trustee or the Company, as the case may be, to the Employee as soon as practicable, if the amount is vested.  If such amount is forfeitable, the amount will be forfeited and used to offset contributions as described in Article 7.  In allocating income or losses to Excess Aggregate Contributions, the Company may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

If any plan of the Company includes a cash or deferred arrangement under Code Section 401(k) and provides for recharacterization of salary reduction contributions as employee contributions in order to satisfy the actual deferral percentage test, such recharacterized amounts will be subject to the average contribution percentage test set forth in Subsection 4.5.3.  Determination of the amount of Excess Aggregate Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as employee contributions for the plan year of the 401(k) plan that ends with or within the Plan Year of this Plan.  Excess Contributions may be recharacterized as Catch-up Contributions for the Plan Year; provided, however, that such recharacterized Excess Contributions when added to any other Catch-up Contributions cannot exceed the adjusted limit under Code Section 414(v) for the Plan Year.

The Company will use its best efforts to distribute Excess Contributions and Excess Aggregate Contributions (plus any income and minus any losses thereon) or, if forfeitable, to cause a forfeiture of such amounts (plus any income and minus any loss thereon), no later than 2½ months after the end of the Plan Year of the contribution, and in no event will the distribution or forfeiture occur later than twelve months after the end of the Plan Year of the contribution.  A distribution of Excess Contributions or Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed.  Distributions under this Section 4.5 may be made without the consent of the Participant or the Participant’s spouse.  The Company will also use its best efforts to determine and contribute to this Plan the maximum amount permitted under the rules of Code Sections 401(k) and 401(m); however, no liability to the Company or to its agents will result from the Employees’ loss of any deferral of taxation for federal or state income purposes nor for interest on any amounts subject to 401(k) Pre-Tax Contribution elections.

The Company may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the then available facts and any reasonable projections.  The ratios and average percentages used in the mathematical nondiscrimination tests will be calculated to the nearest one-hundredth of one percent of the Employee’s 415 Compensation (as defined in Subsection 4.6.7).

The Company may adopt such policies as it deems reasonable and equitable to restrict the 401(k) Pre-Tax Contribution elections and Roth Contribution elections of Highly Compensated Employees during Plan Years in which 401(k) Pre-Tax Contributions and Roth Contributions must be reduced under this Section 4.5.

If the Company has previously determined that a reduction of contributions for the Plan Year is necessary, a Highly Compensated Employee who becomes eligible to participate after the first day of the Plan Year may not designate or contribute a 401(k) Pre-Tax Contribution or a Roth Contribution (or a combination thereof) at a level (on an annualized basis) greater than the projected average percentage for Highly Compensated Employees as determined by the Company at that time, after giving effect to the mandated reduction.

Notwithstanding anything in this Section 4.5 to the contrary, contributions and allocations under an employee stock ownership plan, as described in Code Section 4975(e)(7), will not be combined with the Plan.

4.5.2                     Actual Deferral Percentage Test.  The mathematical nondiscrimination tests of Code Section 401(k) are satisfied for a Plan Year when the actual deferral percentage (hereinafter “ADP”) for eligible Highly Compensated Employees for such Plan Year bears a relationship to the ADP for all eligible Non-Highly Compensated Employees for the preceding Plan Year which is either:  (a) not more than a ratio of 1.25 to 1; or (b) not more than a ratio of 2 to 1, provided that the ADP for eligible Highly Compensated Employees does not exceed that of the eligible Non-Highly Compensated Employees by more than two percentage points.  The “ADP” for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of:  (i) the amount of 401(k) Pre-Tax Contributions, Roth Contributions, and fail-safe contributions under Section 4.3 (to the extent designated pursuant to such section to satisfy the ADP test) actually paid over to the Plan on behalf of each Employee for the relevant Plan Year, unreduced by any Excess Deferral Amount that has not been returned to the Employee before the end of the taxable year in which the deferrals were made; to (ii) the Employee’s 415 Compensation (as defined in Subsection 4.6.7) for the portion of such Plan Year during which the Employee is eligible to make 401(k) Pre-Tax Contributions and Roth Contributions.

The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Pre-Tax Contributions and Roth Contributions allocated to his accounts under two or more arrangements described in Code Section 401(k), that are maintained by an Affiliate, will be determined as if such 401(k) Pre-Tax Contributions and Roth Contributions were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Subsection 4.5.2 will be applied by determining the ADP of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

The Company will maintain records sufficient to demonstrate satisfaction of the ADP test.

4.5.3                     Average Contribution Percentage Test.  The mathematical nondiscrimination tests of Code Section 401(m) are satisfied for a Plan Year when the average contribution percentage (hereinafter “ACP”) for eligible Highly Compensated Employees for such year bears a relationship to the ACP for all eligible Non-Highly Compensated Employees for the preceding Plan Year which is either:  (a) not more than a ratio of 1.25 to 1; or (b) not more than a ratio of 2 to 1, provided that the ACP for eligible Highly Compensated Employees does not exceed that of the eligible Non-Highly Compensated Employees by more than two percentage points.  The ACP for each group is determined by averaging the ratios (calculated separately for each Participant in the group) of:  (i) the sum of Company Matching Contributions and fail-safe contributions under Section 4.3 (to the extent designated pursuant to such section to satisfy the ACP test) paid over to the Plan on behalf of the Employee for the relevant Plan Year (but excluding any Excess Aggregate Contributions that have been distributed on or before the last day of the Plan Year following such Plan Year); to (ii) the Employee’s 415 Compensation (as defined in Subsection 4.6.7) for the portion of such Plan Year during which the Employee is eligible to participate in Company Matching Contributions.  For purposes of calculating the ACP, Company Matching Contributions that are forfeited, either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferral Amounts, Excess Contributions or Excess Aggregate Contributions, will be disregarded.

At the Company’s election, all or part of 401(k) Pre-Tax Contributions or Roth Contributions under the Plan or any other qualified plan maintained by the Company with respect to those Employees who are eligible to participate in the Plan may be treated as Company Matching Contributions for purposes of the ACP test, provided the following requirements (to the extent applicable) are satisfied.

(a)                                 The 401(k) Pre-Tax Contributions and Roth Contributions, including such contributions treated as Company Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(k)(3).

(b)                                 The 401(k) Pre-Tax Contributions and Roth Contributions, excluding such contributions treated as Company Matching Contributions for purposes of the ACP test, satisfy the requirements of Code Section 401(k)(3).

(c)                                  Except as provided in paragraph (a) of this Subsection 4.5.3, the 401(k) Pre-Tax Contributions and Roth Contributions treated as Company Matching Contributions for purposes of the ACP test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a)(4) or 401(k)(3).

(d)                                 The 401(k) Pre-Tax Contributions and Roth Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4) with respect to such Plan Year.

(e)                                  401(k) Pre-Tax Contributions and Roth Contributions made to any other qualified plan may be used by the Plan to meet the test of Code Section 401(m)(2)(A) only if the plan year of such other plan is the same as the Plan Year.

The Company may elect to aggregate multiple cash or deferred arrangements for purposes of the ACP test.  In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements will be treated as one plan for purposes of determining if the Plan satisfies the coverage requirements of Code Section 410(b) and the ACP test.

If a Participant is a Highly Compensated Employee and is eligible to have amounts allocated to his accounts under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Company, and such amounts are to be tested under the ACP test, the ACP for such Participant will be determined as if the total of such contribution amounts was made under each plan.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Subsection 4.5.3 will be applied by determining the ACP of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

The Company will maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of 401(k) Pre-Tax Contributions and Roth Contributions used in such test.

Section 4.6                                    Limitation on Annual Additions.

4.6.1                     General Restrictions.  Annual Additions under the Plan will be subject to the rules of this Section 4.6.  The provisions of this Section 4.6 are subject to any additional limitations in other sections of the Plan.  The restrictions contained in this Section 4.6 apply to qualified plans and only such plans maintained by Affiliates, whether or not such plans have previously been terminated.

4.6.2                     Maximum Permissible Amount.  Annual Additions that would be allocated to accounts of a person under this Plan and under any other plan as of an Allocation Date within a Limitation Year in excess of the remaining Maximum Permissible Amount (based on 415 Compensation (as defined in Subsection 4.6.7) up to such Allocation Date) will be reduced to the extent of any such excess.  The remaining Maximum Permissible Amount is determined by subtracting from the Maximum Permissible Amount for the Limitation Year the allocations of Annual Additions to such person’s accounts under defined contribution plans or welfare benefit plans, as defined in Code Section 419(e), as of Allocation Dates preceding the current Allocation Date which are within the Limitation Year.  Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated prior to any defined contribution plan allocations regardless of the actual Allocation Date.  Prior to determining the Participant’s actual 415 Compensation (as defined in Subsection 4.6.7) for the Limitation Year, the Company may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s 415 Compensation (as defined in Subsection 4.6.7) for the Limitation Year, uniformly determined for all Participants similarly situated.  As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual 415 Compensation (as defined in Subsection 4.6.7) for the Limitation Year.

4.6.3                     Differing Allocation Dates. If the Allocation Date under this Plan does not coincide with an Allocation Date under any other defined contribution plan or welfare benefit fund of an Affiliate, the reduction of the Annual Additions mandated by Subsection 4.6.2 will be accomplished by reducing the allocation of Annual Additions to the Accounts of said person under this Plan.  Any such reduction will be effected by reducing the person’s contributions (to the extent included in Annual Additions) made as of a date within the Limitation Year in the following order:  (i) pro rata from unmatched 401(k) Pre-Tax Contributions and Roth Contributions, (ii) pro rata from matched 401(k) Pre-Tax Contributions and Roth Contributions (together with the corresponding Company Matching Contributions), (iii) profit sharing contributions, and, finally, (iv) forfeitures, if any.  If contributions or forfeitures for more than one Affiliate are present, any reduction of such amount will be made proportionately.

4.6.4                     Coincidental Allocation Dates.  If an Allocation Date of the Plan coincides with an Allocation Date of any other defined contribution plan or welfare benefit fund of an Affiliate, the reduction of Annual Additions mandated by Subsection 4.6.2 will be accomplished by reducing the allocation of Annual Additions to the accounts of said person under such other plans and funds as follows:

(a)                                 If all of such other plans and funds contain a provision substantially similar to this Section 4.6, then the reduction will first be accomplished by reducing a person’s unmatched after-tax contributions (to the extent included in Annual Additions) made at any time within the Limitation Year, then from Affiliate contributions which constitute unmatched salary reduction contributions (or Roth contributions), then from Affiliate contributions which are matched after-tax contributions (together with the corresponding matching contributions), then from Affiliate Contributions which are matched salary reduction contributions or Roth contributions (together with the corresponding matching contributions), then from Affiliate contributions which are not salary reduction contributions or Roth contributions and from forfeitures, and finally from any contributions to a welfare benefit fund (as defined in Code Section 419(e)) of an Affiliate.  If contributions or forfeitures for more than one Affiliate are present, any reduction of such amounts will be made proportionately.  If there are contributions of the same priority category present in more than one plan or fund, contributions in the highest priority category will be reduced to zero before any reduction will be made in a lower priority category.  The amount that will be contributed to the Plan after the reduction in each priority category as of the Allocation Date will be an amount equal to the product of the remaining Maximum Permissible Amount described in Subsection 4.6.2 and a fraction, the numerator of which is the amount to be allocated under this Plan in that priority category as of the Allocation Date without regard to this Section 4.6, and the denominator of which is the amount that would otherwise be allocated as of said Allocation Date in that priority category under all defined contribution plans and welfare benefit funds, without regard to this Section 4.6.  This paragraph will be applied to all categories until the required reduction has been effected.

(b)                                 If one or more of the other defined contribution plans having an Allocation Date coinciding with the Allocation Date under this Plan do not have a provision similar to this Section 4.6, the provisions of Subsection 4.6.2 will be applied to this Plan after giving effect to allocation of Annual Additions of such other plans.

4.6.5                     Effect of Reduction.  If, as a result of the preceding paragraphs of this Section 4.6, the allocation of Annual Additions under this Plan is reduced, such reduction will be treated as follows:

(a)                                 The amount of such reduction consisting of the Participant’s 401(k) Pre-Tax Contributions or Roth Contributions will be paid to the Participant if, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of 401(k) Pre-Tax Contributions and Roth Contributions (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of this distribution option, the Annual Additions under the terms of a plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded.  These distributed amounts are disregarded for purposes of Code Section 402(g), the actual deferral percentage test of Code Section 401(k)(3), and the actual contribution percentage test of Code Section 401(m).

(b)                                 The amount of such reduction consisting of Company contributions or forfeitures, if any, but excluding 401(k) Pre-Tax Contributions and Roth Contributions, will be allocated to a suspense account for the Company and held therein until the next succeeding date on which Company contributions could be applied under this Plan.  Any amounts in the suspense account will be used to reduce matching contributions pursuant to Section 4.2 and will be allocated proportionately to all Participants who are eligible to share in said matching contributions.  In the event of termination of the Plan, the suspense account will revert to the Company which made the contributions to the extent it may not then be allocated to any person pursuant to the terms of the Plan relating to allocation of Company contributions.

4.6.6                     Limiting Contributions to Suspense Account.  The Company will not contribute any amount that would cause an allocation to the suspense account under this Section 4.6 as of the date the contribution is allocated.  If the contribution is made prior to the date as of which it is to be allocated, then such contribution will not exceed an amount that would cause an allocation to such suspense account if the date of contribution were an Allocation Date.  The suspense account will not participate in the allocation of investment gains or losses.

4.6.7                     Definition of “415 Compensation”.  “415 Compensation,” with respect to an Employee for any Plan Year or Limitation Year, means wages within the meaning of Code Section 3401(a), all other payments of compensation to the Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a statement under Code Sections 6041(d), 6051(a)(3), and 6052 (“W-2 wages”), and amounts paid within the later of 2½ months of the date of the Participant’s termination of employment or the end of the Limitation Year that includes the date of the Participant’s termination of employment if such amounts (1) would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, (2) are payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use such leave if his employment had continued, or (3) are payments received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payments would otherwise have been paid to the Participant in the course of his employment and only to the extent the payments are includible in the Participant’s gross income.  415 Compensation also includes amounts paid after the Participant’s termination of employment if the Participant (1) stopped performing services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)), to the extent the payments do not exceed the amounts the Participant would have received for that Limitation Year if the Participant had continued to perform services for the Employer, rather than entering qualified military service or (2) became permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that the Participant is not a Highly Compensated Employee immediately before becoming disabled and contributions with respect to such deemed disability compensation are nonforfeitable.

415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.  Compensation which exceeds the adjusted dollar limit under Code Section 401(a)(17) shall be excluded from 415 Compensation, provided, however, that such dollar limitation shall be changed to take into account any cost-of-living adjustment made by the Secretary of the Treasury pursuant to Code Section 415(d)(2) or Code Section 401(a)(17).  All elective contributions made by an Affiliate on behalf of an Employee that are not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), and 457(b) shall be included in 415 Compensation.

If a Participant who is performing qualified military service (as defined in Code Section 414(u)) while on active duty for a period of more than thirty (30) days is receiving amounts that represent all or a portion of the Section 415 Compensation such Participant would have received if he were performing services for the Company or any other Participating Affiliate during such period of qualified military service, such amounts shall be treated as Section 415 Compensation for all purposes under the Plan.

Section 4.7                                    Rollover Contributions from Qualified Plans.

4.7.1                     Trustee Authorized to Accept Rollover Contributions.  With the consent of the Company or its delegatee in a form acceptable to the Trustee, the Trustee will accept a rollover contribution or a direct rollover on behalf of any Employee (whether or not eligible to otherwise participate in the Plan) if:

(a)                                 the amount contributed or transferred is all or part of an eligible rollover distribution, as defined in Section 8.12;

(b)                                 the rollover is not a direct rollover (as defined in Section 8.12), the contribution (i) occurs on or before the 60th day following receipt of the distribution and (ii) consists only of money and the same properties (or the proceeds of the sale thereof) such Employee received in the distribution; and

(c)                                  the Employee is entitled to the eligible rollover distribution due to his status as a participant in the distributing plan or as an alternate payee or a surviving spouse entitled to benefits from such plan.

The Trustee and the Company may require the Employee to provide evidence satisfactory to them that the foregoing conditions have been satisfied.  In the event that a contribution (or any portion) purported to be a rollover contribution does not qualify as a rollover contribution, the contribution (or the non-qualifying portion) will be returned to the Employee, together with any earnings attributable to the invalid rollover.  Rollover contributions will be allocated to the Participant’s Rollover Account and a separate Rollover Account may be established for each separate rollover.

4.7.2                     Direct Rollovers and Direct Transfers.  The Trustee will accept, with the express approval of the Company or its delegate in a form acceptable to the Trustee, a direct transfer of funds to an individual’s Rollover Account hereunder from the trustee or insurer with respect to any plan, account or annuity if the assets to be transferred could otherwise be rolled over pursuant to Subsection 4.7.1.  Also, transfers may be permitted of any assets held in an employees’ trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a), including transfers on behalf of an Alternate Payee under a Qualified Domestic Relations Order.  Notwithstanding the foregoing, any transfer of funds attributable to Employee nondeductible contributions will be allocated to an Employee contribution account.  Property in the form of a note representing a Participant loan may be transferred and will be considered as a loan under this Plan.  A note representing a Participant loan will not be an acceptable direct rollover or direct transfer if such note is distributed to an alternate payee or a surviving spouse.  No direct transfer may be made if in the opinion of the Company such a transfer will or may adversely affect the exempt status of the Trust under Code Section 501(a).  As a condition of the transfer, the Company may require the Employee to provide such information as it may determine to be relevant.

The Trustee will accept rollover contributions from a Participant who is entitled to receive a distribution from a designated Roth deferral account under another qualified Roth contribution program of another qualified plan.

A Roth Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and identifies the Employee for whose benefit the Roth Rollover Contribution is being made.  The Committee may require as a condition to accepting any Roth Rollover Contribution that such Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Roth Rollover Contribution is eligible for rollover and in accordance with applicable provisions of the Code.  All Roth Rollover Contributions to the Plan must be made in cash.

4.7.3                     Effect on Participation in the Plan.  Rollover contributions, direct transfers, and direct rollovers may be made without regard to whether an Employee has become a Participant pursuant to Article 3, but nothing herein will alter the requirements to become a Participant under Article 3.

Section 4.8                                    Vesting and Title to Credit Balances.

(a)                                 Current Vesting and Title.  A Participant who completes at least one Hour of Service on or after January 1, 2018, shall be 100% vested in all amounts credited to such Participant’s Account, subject to the provisions in the Plan expressly providing for reductions in Accounts. Title to credit balances in such Participant’s Account, including securities and Stock, if any, shall be in the name of the Funding Agent, but the Participant shall be the sole beneficial owner subject to Section 11.3, and the provisions of the Plan relating to the timing of the distribution of such credit balance.  This Section 4.8(a) is not intended to modify or supersede the provisions of Section 8.3.2 (regarding the circumstances under which the forfeited portion of a Participant’s non-vested Account balance will be reinstated following his or her re-employment) or Section 8.4 (regarding the timing for forfeiture of a Participant’s non-vested Account balance following termination of employment for a reason other than death) with respect to any Participant described in the first sentence of Section 4.8(b)(ii) who had a Severance from Service Date before January 1, 2018, and who is rehired on or after January 1, 2018.

(b)                                 Legacy Vesting Provisions. A Participant who does not complete at least one Hour of Service on or after January 1, 2018, shall be subject to the vesting provisions in effect as of such Participant’s Severance from Service Date.

(i)                                     A Participant who first became eligible to participate in the Plan prior to April 1, 2008, is 100% vested in all amounts credited to such Participant’s Account under the Plan, subject to the provisions in the Plan expressly providing for reductions in Accounts.

(ii)                                  The Company Matching Contributions Account for a Participant who first became eligible to participate in the Plan on or after April 1, 2008, was subject to a three-year cliff vesting schedule.  This schedule continues to apply for any such Participant who (A) has a Severance from Service Date before January 1, 2018, and (B) does not complete an Hour of Service on or after January 1, 2018.

(iii)                               Prior to January 1, 2018, any Participant (A) who was a current Employee; (B) whose primary job responsibilities were to provide services and support to Enbridge Offshore Pipelines (Seacrest) L.P., Enbridge Pipelines (Alabama Gathering) L.L.C., Enbridge Pipelines (Alabama Intrastate) L.L.C., Enbridge Pipelines (AlaTenn) L.L.C., Enbridge Pipelines (Bamagas Intrastate) L.L.C., Enbridge Pipelines (Louisiana Intrastate) L.L.C., Enbridge Pipelines (Midla) L.L.C., Enbridge Pipelines (SIGCO Intrastate) L.L.C., Enbridge Pipelines (Tennessee River) L.L.C., Enbridge Processing (Mississippi) L.L.C., Midcoast Holdings No. One, L.L.C., or Mid Louisiana Gas Transmission, L.L.C.; (C) whose employment with the Employer and all Affiliates was terminated in connection with the sale of any such entity by Enbridge Midcoast Energy, L.P.; and (D) whose Employee Identification Number is included on the chart below, shall be considered 100% vested in his Account as of his Severance from Service Date, regardless of his number of years of Vesting Service.

Employee Identification Number

259506

259730

260186

261026.

The Participant with employee ID number 264430 whose employment with the Employer and all Affiliates was terminated as a direct result of the sale of Enbridge Gathering (North Texas) L.P., shall be 100% vested in such Participant’s Account on the Severance from Service Date, regardless of such Participant’s actual years of Vesting Service at that time.

(c)                                  Automatic Vesting. A Participant’s entire Account balance shall become fully vested upon (i) the Participant’s Normal Retirement Date if he is still employed by the Company or an Affiliate at such time, (ii) the death of the Participant while he is still employed by the Company or an Affiliate, or (iii) the date the Participant is terminated due to Disability.

(d)                                 Changes to Vesting Schedule. If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, in the case of an Employee who is a Participant as of the later of (1) the date that such amendment or change is adopted or (2) the date it becomes effective, the nonforfeitable vested percentage (determined as of such date) of such Employee’s Account will not be less than the percentage computed under the Plan without regard to such amendment or change.  Furthermore, each Participant with at least 3 years of Vesting Service may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date that the amendment is adopted or deemed to be made and shall end on the latest of:

(i)                                     (i) 60 days after the amendment is adopted;

(ii)                                  (ii) 60 days after the amendment becomes effective; or

(iii)                               (iii) 60 days after the Participant is issued written notice of the amendment by the Administrator.

With respect to amounts allocated to a Participant’s Account as of the later of the adoption or effective date of the amendment, the vested percentage of such Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

ARTICLE 5
USE OF FUND DEPOSITS.

Section 5.1                                    General. Subject to the provisions of any applicable securities laws, regulations and rulings of any regulatory agencies established thereunder, and to the rules and regulations of any securities exchanges which may be involved, the Funding Agent shall establish and make available to Participants, separate investment funds within and as a part of the Fund for the purpose of investing amounts credited to Participant Accounts.  Any separate fund will at all times remain a part of the Trust and be subject to all of the Trust provisions.  The aggregate sum of such separate funds existing at any time, in addition to funds that are not so separately invested, will comprise the total Trust Fund attributable to the Participant Accounts.

(a)                                 Designated Investment Alternatives. The investment funds shall include:

(i)                                     a Stock Fund, comprised entirely of Stock;

(ii)                                  non-Stock investment funds, consisting of one or more mutual funds, each of which shall constitute an investment company described in Section 3(a) of the Investment Company Act of 1940 and/or one or more common or collective funds or pooled investment funds maintained by a bank or similar institution, including a trust company; and

(iii)                               such other investment funds as may be designated by the Committee from time to time in its discretion.

The funds described in (ii), above, shall be designated from time to time by the Committee in its discretion, but shall consist of at least three investment funds (other than the Stock Fund).  Such investment funds must be diversified and have materially different risk and return characteristics, to the extent required by Code Section 401(a)(35).

The Committee shall establish procedures to discontinue any one or all of the separate investment funds and to establish other or additional separate investment funds from time to time, and to change, modify or revoke the rules and conditions under which separate investment funds may be designated by Participants.

(b)                                 Pre-2018 Company Contributions. Any Company contributions that were made before January 1, 2018, and were allocated to the Participant’s Stock Fund, may be reallocated by the Participant or Beneficiary at any time to any other investment fund available under the Plan.

(c)                                  The Company may authorize, but will not require, each Participant or Beneficiary having an interest in the Trust to (1) transfer assets allocated to his Account from one separate investment fund to another and (2) allocate future contributions to any separate investment fund, at such time or times and upon such terms and restrictions as the Company may determine; provided, however, that all such terms, restrictions, rules and conditions will:

(i)                                     Be uniform, requiring persons in like circumstances to be treated in the same manner (although the Company’s rules may distinguish between types of Accounts);

(ii)                                  Grant to each Participant and Beneficiary for each type of Account the right to select the separate fund or funds (authorized by the Company or Committee) in which the assets allocated to him are to be invested; and

(iii)                               Specify the general nature or type of investments to be utilized for each separate fund.

(d)                                 Participant Elections. Each Participant shall be asked to designate one or more of the available separate investment funds under which the contributions made pursuant to Section 4.1, Section 4.2, Section 4.3, and Section 4.4 are to be invested.  Such election shall remain in effect until a new election is filed pursuant to procedures as established by the Committee under the Plan from time to time.  A Participant may, at such intervals or during such periods as specified by the Committee in the exercise of its discretion, and in accordance with uniform rules for Participants, file a new election with the Company (or its delegate) designating one or more different separate investment funds under which his Account and future contributions pursuant to Section 4.1, Section 4.2, Section 4.3, and Section 4.4 are to be invested.

(e)                                  Default Investment Fund Election. If a Participant fails to make an election with regard to the investment of contributions made to the Plan and allocated to his Account, said contributions shall be invested in the age-based retirement fund offered by the Trustee (or an affiliate of the Trustee) that corresponds to the age of the Participant, unless otherwise directed by the Committee or any officer of the Company in a written resolution or policy statement.

(f)                                   In addition to the authority set forth in the foregoing paragraphs to establish rules relating to investments, the Committee retains the authority to take any action, with respect to a Participant’s or Beneficiary’s investment in any fund, which it deems to be necessary or appropriate to protect the interests of other Participants and Beneficiaries, to the extent permitted by applicable law.  Without limiting the scope of the foregoing authority, such actions may include:

(i)                                     restricting a Participant’s or Beneficiary’s ability to direct contributions or transfers into or out of one or more funds, such as, for example, by imposing limits on the number of transactions in a period or by imposing limits on the amount that may be involved in any single transaction, or any combination of these two restrictions;

(ii)                                  imposing charges on a Participant’s or Beneficiary’s transfers into or out of one or more funds;

(iii)                               barring a Participant or Beneficiary from investment in one or more funds;

(iv)                              suspending the ability of a Participant or Beneficiary to direct contributions or transfers into or out of one or more funds;

(v)                                 directing the Trustee not to execute investment instructions given by a Participant or Beneficiary, in which case the funds subject to the unexecuted investment instructions shall be invested in the fund designated as the default election (applicable in the case where no election has been made or where the elections in effect do not total 100 percent) in effect at the time; or

(vi)                              directing the Trustee to take action with respect to the investment activities of a Participant or Beneficiary.

The Committee may rely on information provided by the fund manager or the Trustee in determining whether a person’s actions may be adversely affecting other persons invested in the same fund.  In addition, the Committee may take any action it deems necessary or appropriate, including directing the Trustee to take action with respect to the investment activities of a person, upon receiving notice from the fund manager or the Trustee that certain actions taken by such person constitute a violation of the prospectus or other published rules governing a fund as interpreted by the fund manager or Trustee.  Notwithstanding anything to the contrary in this Section 5.1, any actions described above that may be taken by the Committee with respect to one person may be taken, in the discretion of the Committee, with respect to all Participants or Beneficiaries as a preventive measure, regardless of any actual violation, provided that such action is applied on a uniform basis, is permitted by applicable law, and will not cause the Plan’s fiduciaries to lose the protections of Section 404(c) of ERISA.  Any of the foregoing authority may be delegated by the Committee to any other entity or individual as the Committee deems appropriate.

Section 5.2                                    Loans to Participants.  The Company or Committee will permit loans to be made from the Plan.  All loans will be governed by the terms of Addendum A to the Plan, as may be amended from time to time by the Company or Committee, the provisions of which will be deemed a part hereof.

ARTICLE 6
VOTING OF STOCK.

All shares of Stock held in the Plan shall be voted by the Funding Agent in accordance with the instructions of the Participants beneficially owning such shares, unless the Company or Committee otherwise instructs the Funding Agent with regard to the voting of said shares.  The Committee shall establish rules for the voting of said shares in order to maintain confidentiality and accountability.

ARTICLE 7
ADJUSTMENT OF ACCOUNTS.

Section 7.1                                    Adjustment of Accounts.  As of each Accounting Date, the Accounts of each Participant and Beneficiary will be revalued.  As of each Accounting Date, the Trustee will value the assets of the Trust, other than assets of the Trust invested in the Stock Fund and assets attributable to Accounts which are Loan Accounts, at their fair market value and determine the net investment gain or loss of such assets since the preceding Accounting Date.  The value of the Stock Fund shall be represented by the number of shares of Stock in such fund.  In determining the net investment gain or loss: (i) contributions to the Trust and payments or distributions from the Trust to provide benefits under the Plan for Participants and Beneficiaries will not be considered as gains or losses of the Trust; and (ii) interest on loans made pursuant to Section 5.2 will not be considered as gains.  The net investment gain or loss so calculated will be allocated as of the Accounting Date, to the respective Accounts containing such assets and which are existing on said Accounting Date in proportion to the value of each such Account on the immediately preceding Accounting Date.  In making such allocation, Account balances may be adjusted to reflect the amount and timing of contributions, withdrawals, payments and distributions from Accounts, loans and loan repayments.  Such adjustments will be made in accordance with uniform and nondiscriminatory rules established by the Company and approved by the Trustee.

The value of each Account (other than a Loan Account), as adjusted by the foregoing paragraph, increased by contributions and forfeitures allocated to such Account, and reduced by payments and distributions from such Account and forfeitures for that Plan Year, if any, will be the value of said Account on that Accounting Date.

Section 7.2                                    Adjustment on Termination.  In the event of termination of employment of a Participant under circumstances requiring a distribution of benefits to him or to his Beneficiaries, the Participant’s Account will be valued as of the Accounting Date immediately prior to the date on distribution.

Section 7.3                                    Adjustment on Direction.  A valuation of the Trust will be made as of any other date specified by the Administrator and such other date will be an Accounting Date.

ARTICLE 8
DISTRIBUTION OF BENEFITS.

Section 8.1                                    Benefits Payable.  The Funding Agent shall pay and distribute the benefits hereunder in the manner provided in Section 8.2 or Section 8.3, and at such time or times to the persons specified in this Article 8.  Except in the event of the termination of the Plan, the Funding Agent shall pay and distribute only the vested portion of a Participant’s Accounts under the Plan.

Section 8.2                                    Mode of Paying Benefits.  The Funding Agent shall distribute any benefit payable to a Participant or to his Beneficiary hereunder by distributing the various Accounts of the Participant in a single distribution or in installment payments, as elected by the Participant.  The portion of each Account invested in the Stock Fund shall be converted and distributed in cash; provided, however, that at the written request of the Participant or Beneficiary, all or any portion of the Stock in his Accounts may be distributed in Stock, with any fractional shares converted and distributed in cash.  The portion of each Account invested in non-Stock investment funds shall be distributed in cash.

Section 8.3                                    Manner of Paying Benefits.

8.3.1                     General Forms of Distribution.  The Participant, or Beneficiary if the Beneficiary is the surviving spouse of the Participant, will select from the following forms of distribution for any benefit payable under Article 8; provided, however, that any benefit payable hereunder will be distributable in a single lump sum distribution if the total value of the Participant’s vested Account balance immediately prior to the date of distribution of benefits does not exceed the Cash-out Amount.  Notwithstanding any other provision in the Plan to the contrary, a Beneficiary who is not the surviving spouse of the Participant shall be entitled to distribution only in the form of a single lump sum distribution.  Benefits may be distributed in any of the following optional forms:

(a)                                 In a single distribution;

(b)                                 In two or more installments over such period of time as the Participant or Beneficiary will determine, but not extending beyond the life expectancy of the Participant and his surviving spouse or Designated Beneficiary determined at the time benefits commence.  The life expectancy of the Participant and spouse will be recalculated annually.  In the event distribution in installments is selected, any undistributed funds will remain in the Trust to be invested by the Trustee (pursuant to the Participant’s investment election).  After the adjustment of Accounts required or permitted by Article 7 has been made, the vested balance of the Participant’s or Beneficiary’s Account will be divided by the number of installments remaining to be paid in order to determine the amount of each installment to be paid until the next adjustment of Accounts under Article 7 occurs; provided, however, that installments paid prior to the date by which distributions must commence under Subsection 8.8.2 will not be subject to a minimum distribution requirement; or

(c)                                  In two or more partial withdrawals, at the election of the Participant or Beneficiary.  Each partial withdrawal shall be in an amount that is not less than $1,000 and may be taken no more frequently than once each calendar month.

(d)                                 In a combination of the methods specified in (a), (b) or (c).

8.3.2                     Re-employment of Participant.  If a Participant terminates employment with the Company, commences distributions pursuant to this Article 8, and is subsequently reemployed by an Affiliate, the Company may, in accordance with uniform, nondiscriminatory rules, direct the Trustee to cease distributions.  If a terminated Participant requests a distribution and is rehired before the distribution is completed, the prior distribution request shall be nullified.

If a terminated Participant received or is deemed to have received a distribution of his entire vested Account and is subsequently reemployed by an Affiliate, the non-vested amount which was forfeited as of the date of the prior distribution will be restored, but only if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of (i) five years after the Employee’s Reemployment Commencement Date or (ii) the date the Participant incurs five consecutive one-year Periods of Severance following the date of the distribution.  Any restoration of forfeited amounts shall be made first out of current forfeitures under the Plan, and then from an additional Employer contribution.

Section 8.4                                    Termination of Employment for Reasons Other than Death.  If the Participant terminates employment for reasons other than death, the vested portion of the Participant’s Accounts, as adjusted pursuant to Article 7 as of the last Accounting Date prior to distribution, shall be distributed to the Participant in the mode and manner specified in Section 8.2 and Section 8.3.  If the Participant’s vested Account balance exceeds the Cash-out Amount, distribution will commence as soon as administratively practicable following any Accounting Date designated by the Participant on or after his termination of employment, but no later than the Required Beginning Date described in Subsection 8.8.2.

The non-vested portion of the Participant’s Accounts shall become a forfeiture as of the earlier of (i) the date of distribution of the Participant’s vested Accounts, or (ii) the date the Participant incurs five consecutive one-year Periods of Severance.  Forfeitures shall be used (a) first to restore any amounts required under Section 8.3.2, (b) then to pay administrative expenses of the Plan, as determined at the discretion of the Administrator, to the extent not inconsistent with the provisions of ERISA and (c) then to reduce future Company contributions to the Plan.

Section 8.5                                    Death Benefits.  In the event a Participant dies prior to termination of employment with all Affiliates, the following provisions shall apply.

8.5.1                     Distributee.  Upon the death of a Participant, the designated Beneficiary or Beneficiaries (described below) shall be entitled to receive a distribution of the vested portion of the Participant’s Account, as adjusted pursuant to Article 7.  Payment shall be made at the time and in the manner provided in Section 8.2, Section 8.3, Subsection 8.5.3, Subsection 8.5.4, and Section 8.7, as applicable.

(a)                                 Designation of Beneficiary. Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by completing the beneficiary designation form prescribed by the Administrator and filing such form with the Administrator in a manner prescribed by the Administrator prior to the death of the Participant. Any such designation may be changed at any time by such Participant by completion and submission of a new designation in accordance with this Section.

(i)                                     Spousal Consent.  Notwithstanding the foregoing, if a Participant who is married on the date of his death designates an individual or entity other than his surviving spouse as his primary beneficiary, such designation shall not be effective unless (i) the surviving spouse consents to a waiver of benefits in the manner described in

Subsection 8.5.2 or (ii) the Participant does not have at least one Hour of Service after August 22, 1984.

(ii)                                  Automatic Revocation (Divorced Spouse). Notwithstanding the preceding provisions of this Section and to the extent not prohibited by applicable law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as a Beneficiary under the Plan that was filed prior to the divorce shall be null and void unless the contrary is expressly stated in a new Beneficiary designation form that is filed with the Administrator by the Participant to be effective after such divorce. The interest of such divorced spouse failing hereunder shall vest in the persons specified below as if such divorced spouse did not survive the Participant.

(iii)                               Marital Deduction.  Notwithstanding the foregoing, if any death benefit becomes payable to the spouse of the deceased Participant or to the trustee of a trust to which a transfer from the estate of the deceased Participant would qualify for the marital deduction described in Code Section 2056, and if the surviving spouse so elects, the death benefit will be paid to the spouse or the trustee only in a manner that will qualify the death benefit for the marital deduction described in Code Section 2056 and, unless specifically directed by the Participant to the contrary pursuant to an effective Beneficiary designation that is filed with the Administrator, any benefits remaining after the death of the spouse will be paid to the spouse’s estate or the trustee, as the case may be.

(b)                                 Default Beneficiary.  If no Beneficiary designation is on file with the Administrator at the time of the death of the Participant, or if all persons designated by the Participant predecease the Participant, or if such designation is not effective for any reason as determined by the Administrator, the designated Beneficiary or Beneficiaries to receive such death benefit shall be as follows:

(i)                                     If a Participant leaves a surviving spouse, his sole designated Beneficiary shall be such surviving spouse; and

(ii)                                  If a Participant leaves no surviving spouse, his designated Beneficiary shall be (A) the executor or administrator of such Participant’s estate, upon receipt by the Administrator of supporting evidence from the estate, or (B) if there is no administration of such Participant’s estate, such Participant’s heirs at law as determined by a court of competent jurisdiction, in such proportion as determined by such court in its signed order that is received by the Administrator.

(c)                                  Multiple Beneficiaries.  If distribution is to be made to more than one person pursuant to a valid designation of Beneficiaries under Subsection 8.5.1(a), the distribution will be made in the proportions designated by the Participant. If distribution is to be made to more than one person pursuant to a court’s determination in Subsection 8.5.1(b)(ii)(B) above, it will be made in the proportions designated by such court.

(i)                                     The Administrator will instruct the Trustee to maintain separate accounts with respect to the portions designated for different Beneficiaries or groups of Beneficiaries following the Participant’s death, if the Participant so requests in order to have the rules of Code Section 401(a)(9) applied separately to each portion.  Such accounts will include a proportionate share of each subaccount and investment fund in the Participant’s Account, except as otherwise agreed by the Participant and Administrator.

(ii)                                  If more than one person is designated to receive a death benefit, and if any such person predeceases the Participant, without provision having been made for that contingency in the designation, the Trustee, pursuant to the Administrator’s instruction, will distribute that person’s share of the death benefit to the surviving Beneficiary or Beneficiaries proportionately as the portion designated for each bears to the total portion designated for all survivors.

(d)                                 The Beneficiary of a deceased Participant may also file a written Beneficiary designation with the Administrator pursuant to this Subsection 8.5.1.  The spousal consent rules in Subsection 8.5.2 shall not apply to such Beneficiary’s designation.

(e)                                  Disclaimer. A Beneficiary will be entitled to disclaim all or any portion of the distribution payable under this Section 8.5.  In the event such a disclaimer is made, the disclaimed amount will be payable in the manner specified in the Participant’s Beneficiary designation form, or if not so specified, to the remaining Beneficiary or Beneficiaries as if the disclaiming Beneficiary had predeceased the Participant.  A Beneficiary who disclaims any distribution will not have any power of appointment over the amount disclaimed nor any other power of any nature to direct or control the disposition of the disclaimed amount.

(f)                                   Proof of Death. A certified copy of a death certificate shall be sufficient evidence of death, and the Administrator and the Plan shall be fully protected in relying thereon. The Administrator may accept other evidence of death at its own discretion.

(g)                                  Designation of Beneficiary. With respect to an SE Participant, any beneficiary designation, including any such designation which required spousal consent, as in effect under the SE Plan as of the SE Merger Time shall become effective under this Plan effective as of January 1, 2019.

8.5.2                     Spousal Consent to Designation of Non-Spouse Beneficiary.  A surviving spouse’s consent to a waiver of benefits must be in writing, must acknowledge the effect of the waiver and must be witnessed by a Plan representative or notary public.  The consent must also designate the alternative Beneficiaries (specified by name or by class, contingent or not).  The consent may acknowledge that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to waive this right, in which case the Participant may make subsequent changes in the designation without further spousal consent.  A spouse may not revoke a consent without the written consent of the Participant.  Any Beneficiary designation may be revoked or changed by written instrument signed and filed prior to the Participant’s death.  No change, other than the revocation of a prior designation, may be made by a married Participant without the written consent of the Participant’s spouse as provided above, unless the spouse has expressly consented to future designations without further consent.  A subsequent marriage will void any previous designations, except as otherwise required under a Qualified Domestic Relations Order.  Any designation of the Participant’s spouse as the Beneficiary of the Participant’s Accounts shall be automatically voided by a subsequent dissolution of that marriage.  The provisions of this Subsection 8.5.2 shall apply to all SE Participants.

8.5.3                     Death After Commencement of Benefits.  In the event a Participant dies after payment of benefits is deemed to have commenced within the meaning of Code Section 401(a)(9) and the regulations thereunder, remaining payments, if any, will continue to the Participant’s Beneficiary on the same basis as payable prior to the Participant’s death; provided, however, that the Beneficiary will have the right to accelerate payments, unless otherwise specifically provided to the contrary in the Beneficiary designation.

8.5.4                     Death Prior to Commencement of Benefits.  If a Participant (or surviving spouse of the Participant, as provided below) dies before distribution is deemed to have commenced within the meaning of Code Section 401(a)(9) and the regulations thereunder, except as otherwise provided below, the vested portion of the Participant’s Account will be distributed to his Beneficiary in the manner and at the time specified in Section 8.2 and Section 8.3 and no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death.

This five-year distribution rule will not apply if:  (a) any portion of the benefits of the Participant (or of the deceased spouse of such individual, as provided below) is payable to or for the benefit of a Designated Beneficiary as determined pursuant to the Treasury Regulations issued under Code Section 401(a)(9); (b) this portion will be distributed over the life of the Designated Beneficiary (or over a period not extending beyond the life expectancy of the Designated Beneficiary) in the manner specified in Section 8.3; and (c) the distributions commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.  If the surviving spouse is the Beneficiary and dies before payments are deemed to have begun, the five-year distribution rule and the exception to it stated in this paragraph are to be applied as if the surviving spouse were the Participant and the spouse’s date of death will be substituted for the Participant’s date of death.

This five-year distribution rule will also not apply if:  (a) the portion of a Participant’s interest to which the surviving spouse is entitled will be distributed over the life of the surviving spouse (or over a period not extending beyond the life expectancy of the surviving spouse, which may be recalculated not more frequently than annually), in the manner specified in Section 8.3; and (b) the distributions commence on or before the later of December 31 of the calendar year in which the Participant would have attained age 70½ or December 31 of the calendar year immediately following the calendar year in which the Participant died.

The provisions of this Subsection 8.5.4 shall apply to all SE Participants.

Section 8.6                                    Disability.  Notwithstanding anything in this Article 8 to the contrary, if the Participant becomes Disabled while employed by the Company, the vested portion of the Participant’s Account shall be distributed in the manner specified in Section 8.2 and Section 8.3 within a reasonable period of time after the Participant requests such a distribution.

Section 8.7                                    Termination of Plan.  Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or the Company completely discontinues making contributions to the Plan as provided herein, the Fund shall be valued as of the date of such termination or discontinuance, and after crediting any increase or charging any decrease to all Accounts then existing (which Accounts shall continue to be nonforfeitable) in the manner provided in Article 7, the Funding Agent shall hold or distribute the full amount then credited to each such Account as provided in Section 8.2 and Section 8.3.

If the Plan shall at any time be terminated or the Company shall completely discontinue contributions, the Fund shall continue and the Funding Agent shall continue to act until all assets of the Fund have been distributed in accordance with the terms of the Plan.

Section 8.8                                    Commencement of Distribution.

8.8.1                     General.  Subject to Subsections 8.8.2 and 8.8.3, distribution of benefits will begin as soon as administratively practicable after the Participant has terminated employment or after the Participant’s death.  Payment of benefits will commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:  (a) the date the Participant attains his Normal Retirement Date; (b) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his employment with the Company, but in no event later than the Required Beginning Date, as set forth in Subsection 8.8.2.  Notwithstanding any provision of this Section 8.8 to the contrary, the distribution of Loan Accounts will comply with the rules set forth in the Company’s loan program and with the terms of the promissory notes, consents and any other agreements entered into in connection with the loans.

8.8.2                     Required Minimum Distribution.  Except as provided in the next sentence, distribution of all benefits attributable to a Participant’s Account must commence not later than the “Required Beginning Date”, which is April 1 of the calendar year following the later of the calendar year during which the Participant terminates employment or the calendar year in which the Participant attains age 70½.  For any Participant who is a five percent owner (as defined in Code Section 416) for the Plan Year ending in the calendar year in which the Participant attains age 70½, distributions will commence not later than April 1 of the calendar year following the calendar year during which the Participant attains age 70½  (regardless of the Participant’s date of termination of employment).

8.8.3                     $5,000 Rule and Deferral Rights.  If the vested portion of a Participant’s Account balance does not exceed the Cash-out Amount, distribution of the Participant’s vested Account balance shall be made as soon as administratively practicable following the Participant’s termination of employment in accordance with Subsection 8.12.4.  If the vested portion of a Participant’s Account balance exceeds the Cash-out Amount, distribution will commence as soon as administratively practicable following any Accounting Date designated by the Participant on or after his termination of employment, but no later than the Required Beginning Date described in Subsection 8.8.2.

8.8.4                     Deceased Participants.  In the case of a deceased Participant, the vested portion of his Account will be distributed to his Beneficiary as soon as possible within the 90-day period following the date of death.  A Beneficiary who is the Participant’s surviving spouse may elect to defer the distribution, subject to the rules of Section 8.4 relating to commencement of death benefits, but no later than the first anniversary of the Participant’s death.

8.8.5                     Limitations on Distributions.  Except as otherwise required in Section 4.5 and Section 4.6, or under the terms of a Qualified Domestic Relations Order, amounts held in the Trust which are attributable to Company contributions made pursuant to an Employee’s 401(k) Pre-Tax Contribution election or Roth Contribution election or which have been allocated to a Participant’s Qualified Non-elective Contribution Account may not be distributed to Participants or Beneficiaries earlier than:  (a) the Participant’s separation from service, death or Disability; (b) termination of the Plan without establishment of a successor plan; (c) the date of the sale or other disposition by a corporation, to an unrelated entity that does not maintain the Plan, of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by such corporation in the trade or business of such corporation with respect to an Employee who continues employment with the corporation acquiring such assets; (d) the date of the sale or other disposition by the corporation, to an unrelated entity that does not maintain the Plan, of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) with respect to an Employee who continues employment with such subsidiary; (e) the Participant’s attainment of age 59½; or (f) with respect only to 401(k) Pre-Tax Contributions Account (excluding earnings thereon) and the Roth Contributions Account upon hardship of the Participant in accordance with Subsection 8.9.3.  Clauses (b), (c) and (d) of the preceding sentence will apply only if the distribution occurring upon such an event is a lump sum distribution as defined in Code Section 401(k)(10)(B)(ii).  An event will not be treated as described in clauses (c) or (d) unless the transferor corporation continues to maintain the Plan after the disposition.

No amount will be distributable from the Plan and Trust merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

Section 8.9                                    Withdrawals and Distributions During Employment. Any withdrawals permitted under this Section 8.9 shall be made on such forms, with such notice, and in accordance with such uniform rules as the Committee may specify from time to time.  The Committee shall prescribe the order in which Participant’s Accounts shall be reduced to satisfy a Participant’s withdrawal request.  The Committee may limit the number of in-service withdrawals permitted.  Each in-service withdrawal shall be distributed in cash, except that the Participant may request that the portion of any withdrawal derived from the Stock Fund be distributed in shares of Stock, with any fractional shares paid in cash.  In no event shall a Participant be permitted to repay to the Plan the amount of any in-service withdrawal.

8.9.1                     Withdrawal from Pre-1984 After-Tax Employee Contributions Account.  To the extent permitted by the balance in his Pre-1984 After-Tax Employee Contributions Account, a Participant shall have the option to withdraw in cash or in kind from his Pre-1984 After-Tax Employee Contributions Account; provided however that the total of such withdrawals shall not exceed his Tax Paid Credit Balance.  For this purpose, withdrawals shall be valued at market value, except Stock which shall be valued at the lower of cost or market value.  This withdrawal option may be exercised by itself or in conjunction with other withdrawal provisions of the Plan, but withdrawals from the Pre-1984 After-Tax Employee Contributions Account may only be made once every six (6) months.

8.9.2                     Withdrawal from 1984-1986 Company Matching Contributions Account.  To the extent permitted by the balance in his 1984-1986 Company Matching Contributions Account, a Participant shall have the option to withdraw in cash or in kind from his 1984-1986 Company Matching Contributions Account.  This withdrawal may only be exercised by Participants with 5 or more years of service only if the Participant has withdrawn (or is concurrently withdrawing) the total credits or contributions allowable under Subsection 8.9.1.  The frequency and procedures for withdrawal are subject to the same rules as are applicable to Subsection 8.9.1.

8.9.3                     Withdrawals for Financial Hardship.  Except as provided in Section 8.9.6, a Participant may make withdrawals from his 401(k) Pre-Tax Contributions Account and Roth Contributions Account during his employment only for the purpose of enabling the Participant to meet financial hardships.  For purposes of this Subsection 8.9.3, a distribution is on account of a financial hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy (and does not exceed) such financial need.  Amounts will be distributed under this Subsection 8.9.3 only upon the Administrator’s written direction to the Trustee after the Administrator has determined that the Participant has satisfied the criteria necessary to receive a hardship distribution.  A Participant may make withdrawals pursuant to this Subsection 8.9.3 from amounts contributed through 401(k) Pre-Tax Contributions and Roth Contributions pursuant to Subsection 4.1.1, but excluding any income or gains on such 401(k) Pre-Tax Contributions.  Amounts withdrawn pursuant to this Subsection 8.9.3 will be distributed pro rata from the Participant’s 401(k) Pre-Tax Contributions Account and his Roth Contributions Account.

(a)                                 Immediate and Heavy Financial Need.  The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances.  A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

(i)                                     Expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse, children, dependents, or the Participant’s Primary Beneficiary (as defined below) that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)                                  Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)                               Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve months of post-secondary education for the Participant, or the Participant’s spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)), or for the Participant’s Primary Beneficiary;

(iv)                              Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v)                                 Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)), or for the Participant’s Primary Beneficiary;

(vi)                              Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(vii)                           Such other events, expenses or conditions as the Commissioner of Internal Revenue may determine from time to time.

The Administrator, in its discretion, may further limit the purposes for which hardship withdrawals will be permitted, provided that any additional restrictions on withdrawals are applied uniformly and do not discriminate in favor of Highly Compensated Employees.  For purposes of this Subsection 8.9.3, the Participant’s “Primary Beneficiary” is an individual who is named as the Participant’s Beneficiary under the Plan and who has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant.

(b)                                 Necessary to Satisfy Financial Need.  The Administrator may adopt nondiscriminatory and objective rules for determining whether a hardship distribution is necessary to satisfy a Participant’s financial need under the “general test.”  A distribution generally may be treated as necessary to satisfy a financial need under the “general test” if the Administrator reasonably relies upon the Employee’s notarized written representation that the need cannot be relieved:

(i)                                     Through reimbursement or compensation by insurance or otherwise;

(ii)                                  By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(iii)                               By cessation of 401(k) Pre-Tax Contributions and Roth Contributions under the Plan; or

(iv)                              By other distributions from plans maintained by the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

If the Administrator does not adopt rules for implementing the “general test” or if a Participant fails to provide a written statement in compliance with the “general test,” distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the following requirements are satisfied:

(A)                               The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of an immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

(B)                               The Participant has obtained all distributions, other than hardship distributions, currently available under all plans maintained by the Company.

The provisions of this subparagraph (b) may be modified by the Company to the extent necessary or permissible to take into account any new standards prescribed by the Commissioner of Internal Revenue by which distributions are deemed to be necessary to satisfy an immediate and heavy financial need.

8.9.4                     Dividends on Stock.  The Funding Agent shall not distribute (unless withdrawn or distributed pursuant to other Plan provisions) to a Participant any cash or stock dividend received by the Funding Agent on the portion of the Participant’s Accounts invested in the Stock Fund; provided, however, that the Funding Agent shall distribute currently to each Participant all cash dividends received by the Funding Agent on Stock allocated to the portion of his Pre-1984 Contributions Account invested in the Stock Fund, unless the Participant otherwise elects.  In order to be effective, any such election must be made at the time and in the manner prescribed by the Company.  Any such election by a Participant shall be irrevocable.  The provisions of this Subsection 8.9.4 shall apply to all SE Participants.

8.9.5                     Withdrawals from Rollover Account and Roth Rollover Account.  A Participant may make withdrawals from his Rollover Account and/or his Roth Rollover Account during his employment at any time and for any reason.

8.9.6                     Withdrawals at Age 59 ½.  Upon reaching age 59 ½, a Participant may make withdrawals from his 401(k) Pre-Tax Contributions Account, Roth Contributions Account, Company Matching Contributions Account, Qualified Non-Elective Contributions Account, 1987-1996 Blended Contributions Account and/or Pre-1984 Contributions Account during his employment at any time and for any reason.

8.9.7                     Special Withdrawal Rules for SE Participants.

(a)                                 Prior ESOP Employee Account.  A Participant may withdraw all or part of his Prior ESOP Employee Account at any time.

(b)                                 Prior ESOP Company Account.  A Participant may withdraw all or part of his Prior ESOP Company Account at any time.

(c)                                  SE After-Tax Employee Contributions Account.  A Participant may withdraw all or part of his SE After-Tax Employee Contributions Account; provided, however, that withdrawals from the SE After-Tax Employee Contributions Account may only be made once every six (6) months.

(d)                                 SE Matching Contributions Account.  A Participant may withdraw all or part of his SE Matching Contributions Account at any time following completion of a total of five (5) years of participation in the SE Plan and this Plan.

Section 8.10                             Claims Procedure.  The Company shall notify a Participant in writing within a reasonable period of time, not to exceed ninety (90) days, following the Plan’s receipt of the Participant’s written claim for benefits, of his eligibility or noneligibility (i) for benefits under the Plan or, (ii) if the claim is for different or greater benefits, for the benefits claimed by the Participant.  The Company may delegate all or any part of its responsibilities under this Section 8.10 to the Committee or to a person.  If the Company determines that a Participant is not eligible for benefits or for the benefits claimed, the notice shall set forth:

(a)                                 the specific reasons for the adverse determination,

(b)                                 a reference to the specific provisions of the Plan on which the determination is based,

(c)                                  a description of any additional information or material necessary for the claimant to perfect his claim and an explanation of why it is needed, and

(d)                                 a description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), following an adverse benefit determination on review.

If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

The Participant shall have the opportunity to have a full and fair review of the claim and the adverse benefit determination by the Company by filing a petition for review with the Company within sixty (60) days after receipt by the Participant of the notice issued by the Company or within sixty (60) days after the end of the ninety (90) day period if no notice has been received by the Participant.  Said petition shall state the specific reasons the Participant believes he is entitled to any benefits, or to benefits that are greater or different than those to which the Company determined he was entitled, and may be accompanied by written comments, document, records and other information relating to the claim for benefits.  The Participant or his representative shall be permitted, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits.  Whether information is “relevant” shall be determined by the Company taking into account Department of Labor Regulation Section 2560.503-1(m)(8).

Within a reasonable period of time, not to exceed sixty (60) days, following receipt by the Company of said petition, the Company shall review the petition, taking into account all comments, document, records and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the Company’s determination is adverse to the Participant, the Company shall notify the Participant of its decision in writing, setting forth:

(i)                                     the specific reasons for the adverse determination,

(ii)                                  a reference to the specific provisions of the Plan on which the determination is based,

(iii)                               a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv)                              a statement of the Participant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

If the sixty (60) day period is not sufficient, the Company shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional sixty (60) day period.

(e)                                  Limits on Right to Judicial Review.  A Participant must follow the claims procedures described by this Section 8.10 before initiating any action to obtain a judicial review regarding a claim for benefits under the Plan.  Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one (1) year following a final decision on the claim for benefits under these claim procedures.  If a civil action is not filed within this period, the claimant’s benefit claim is deemed permanently waived and abandoned.  Any such suit or legal action brought against the Plan or any fiduciary with respect to the Plan shall be brought in the United States Federal District Court for the Southern District of Texas.

(f)                                   Other claims.  Any other claims that arise under or in connection with the Plan, even though not claims for benefits, must be filed with the Administrative Committee and are considered in accordance with these claims and appeals procedures.

In the event of the death of a Participant, the same procedure and limitations to Judicial Review shall be applicable to his Beneficiaries.

Section 8.11                             Missing Persons.  The amount of a Participant’s Account which is otherwise considered as nonforfeitable shall be forfeited, and used to pay Plan expenses or to reduce the Company’s contributions under the Plan, as of the end of the Plan Year that is immediately prior to or on the same day as the third anniversary of the latest to occur of:  (a) termination of employment of the Participant, (b) the last date a payment from said Account was made, if at least one such payment was made, or (c) the first date a payment was directed to be made from said Account by the Company if no payments in fact were made.  Said forfeiture shall occur only if the Company, after diligent inquiry, is unable to locate the Participant or his Beneficiary for the purpose of making a distribution.  Notwithstanding the foregoing, if at any subsequent date, such individual is located, the Account for such individual shall be reinstated, but reduced by any amount paid by the Funding Agent or the Company to any state or political subdivision under any law relating to unclaimed property or escheat.

Section 8.12                             Direct Rollovers.

8.12.1              General Rule.  If a “distributee” of any “eligible rollover distribution:”

(a)                                 elects to have such eligible rollover distribution paid directly to an “eligible retirement plan,” and

(b)                                 specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administrator may prescribe), such eligible rollover distribution will be made in the form of a “direct rollover” to the eligible retirement plan so specified by the distributee.

8.12.2              Definitions.

(a)                                 A “direct rollover” is an eligible rollover distribution that is paid directly to an eligible retirement plan for the benefit of the distributee.

(b)                                 A “distributee” is a Participant, the surviving spouse of a Participant, an Alternate Payee who is a spouse or surviving spouse of a Participant, or effective as of January 1, 2008, a non-spouse Beneficiary.”

(c)                                  An “eligible retirement plan” means any of the following that accepts the distributee’s eligible rollover distribution:  an individual retirement account described in Code Section  408(a), an individual retirement annuity described in Code Section  408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan, or a Roth IRA as described in Code Section 408A.  The foregoing definition of an “eligible retirement plan” shall apply in the case of an eligible rollover distribution to the surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

Notwithstanding anything in this Section 8.12.2(c) to the contrary, if the distributee is a Beneficiary who is not the surviving spouse of the deceased Participant, “eligible retirement plan” shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).  Such individual retirement plan or account must be established in the name of the deceased Participant for the benefit of such Beneficiary.

(d)                                 An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of an employee in an eligible retirement plan, provided, however, that an eligible rollover distribution does not include:

(i)                                     Any distribution that is one of a series of substantially equal periodic payments, not less frequently than annually, for the life or life expectancy of the distributee, or for the joint lives or life expectancies of the distributee and his or her spouse or Beneficiary, or for a specified period of ten years or more;

(ii)                                  Any distribution to the extent such distribution is required under Code Section 401(a)(9), relating to minimum distribution requirements;

(iii)                               The portion of any distribution that is not includible in income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4));

(iv)                              Returns of Code Section 401(k) pay reduction contributions that are returned as a result of the Code Section 415 limitations;

(v)                                 Corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements and corrective distribution of excess aggregate contributions together with the income allocable to these corrective distributions;

(vi)                              Loans treated as distributions under Code Section 72(p) and not exempted by Section 72(p)(2);

(vii)                           Loans in default that are deemed distributions;

(viii)                        Any distribution made after December 31, 1998, to the extent such distribution is a hardship distribution pursuant to Subsection 8.9.3 from the Participant’s 401(k) Pre-Tax Contribution Account or Roth Contributions Account.

Any portion of an eligible rollover distribution that is not includible in income, as described in clause (iii) above, shall not be excluded from the definition of eligible rollover distribution; provided, however, any portion of an eligible rollover distribution that is not includible in income may be made only to (1) an individual retirement account or annuity described in Code Sections 408(a) or 408(b), or (2) a qualified defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

8.12.3              Procedures.

(a)                                 In General.  The Administrator may prescribe any procedure for a distributee to elect a direct rollover provided the procedure is reasonable.  Such procedure may include any reasonable requirement for information or documentation from the distributee.

(b)                                 Notice and Waiver of Notice Period.  At least 30 days and no more than 180 days before making any distribution subject to this Section 8.12, the Administrator will provide to the distributee a written explanation of the rules concerning direct rollovers, income tax withheld on distributions not rolled over, and any other information required by Code Section 402(f) (the “402(f) notice”).  Such distribution may commence less than 30 days after the 402(f) notice is given, provided that:  (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the 402(f) notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the 402(f) notice, affirmatively elects a distribution.

(c)                                  $500 Rule.  A distributee may elect to have a portion of an eligible rollover distribution paid to an eligible retirement plan in a direct rollover and to have the remainder paid to the distributee only if the portion paid to the eligible retirement plan equals at least $500.  For purposes of determining whether the Participant’s eligible rollover distribution exceeds these amounts, the portion of the distribution that is attributable to the Participant’s Roth Contributions Account will be treated as a separate distribution.

(d)                                 Direct Rollover to One or More Eligible Retirement Plans.  An eligible rollover distribution (or portion thereof) may be distributed in a direct rollover to one or more eligible retirement plans selected by the distributee, provided the other rules set forth in this Section 8.12 are satisfied.

(e)                                  $200 Rule.  A distributee may not elect a direct rollover with respect to eligible rollover distributions during a year if such distributions are reasonably expected to total less than $200.  For purposes of determining whether the Participant’s eligible rollover distribution exceeds these amounts, the portion of the distribution that is attributable to the Participant’s Roth Contributions Account will be treated as a separate distribution.

(f)                                   Method of Making a Direct Rollover.  The Administrator may accomplish a direct rollover by any reasonable means of direct payment to an eligible retirement plan including providing a distributee with a check payable to the eligible retirement plan with instructions to the distributee to deliver the check to the eligible retirement plan.

(g)                                  Default Option.  If the distributee does not so elect or does not provide the required information in the form and at the time required by the Administrator, the Administrator will direct the Trustee to make the distribution directly to the distributee and to withhold income taxes on such distribution equal to 20 percent of the value of such distribution (or such other amount provided under Code Section 3405(c), as amended).  The Administrator will not, however, make a distribution under this default option earlier than the date which is 60 days after the distributee is provided with the 402(f) notice.  The Administrator will not withhold tax from an eligible rollover distribution if such distribution is not subject to a direct rollover election because the distribution was not reasonably expected to total $200 in the year.

(h)                                 Periodic Payments.  If a distribution subject to this Section 8.12 is to be paid in a series of periodic payments that are eligible rollover distributions, the following rules will apply:

(i)                                     a distributee’s election to make or not make a direct rollover with respect to a single payment will control whether a direct rollover is made of all subsequent payments unless the distributee changes the previous election; and

(ii)                                  the Administrator will provide the 402(f) notice at least once annually for as long as the periodic payments continue.

8.12.4              Automatic Rollover.  Notwithstanding any provision in the Plan, including any provision in Subsection 8.12.3, to the contrary, in the event of a mandatory distribution greater than $1,000 (excluding the value of the Participant’s Rollover Account and Roth Rollover Account, if any) in accordance with the provisions of Subsection 8.8.3, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with this Section 8.12 or to receive the distribution directly in accordance with Subsections 8.3.1 and 8.8.3, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.  To the extent that a Participant’s Account is subject to the automatic distribution requirements of this Section 8.12.4, the Participant’s Roth Contributions Account, and, if applicable, the Participant’s Roth Rollover Account, will be paid in a direct rollover to a Roth IRA designated by the Plan Administrator.

Section 8.13                             Minimum Distribution Requirements.  Notwithstanding any provisions of Article 8 to the contrary, the provisions of this Section 8.13 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.  The requirements of this Section 8.13 shall take precedence over any inconsistent provisions of the Plan.  All distributions required under this Section 8.13 shall be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).  Notwithstanding the other provisions of this Section 8.13, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.  Additional terms are defined in Subsection 8.13.6.

8.13.1              Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in Subsection 8.8.2.

8.13.2              Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)                                 If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)                                 If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)                                  If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)                                 If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 8.13.2, other than Paragraph 8.13.2(a), shall apply as if the surviving spouse were the Participant.

For purposes of this Subsection 8.13.2 and Subsection 8.13.5, unless Paragraph 8.13.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Paragraph 8.13.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 8.13.2.  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Paragraph 8.13.2(a)), the date distributions are considered to begin is the date distributions actually commence.

8.13.3              Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections 8.13.4 and 8.13.5.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9).

8.13.4              Required Minimum Distributions During Participant’s Lifetime.

(a)                                 Amount of Required Minimum Distribution for each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s vested Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)                                  if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the

Participant’s vested Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)                                 Lifetime Required Minimum Distributions Continue through Year of Participant’s Death.  Required minimum distributions will be determined under this Subsection 8.13.4 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

8.13.5              Required Minimum Distributions After Participant’s Death.

(a)                                 Death On or After Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)                               The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)                               If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)                               If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)                                  No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)                                 Death Before Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s vested Account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Paragraph 8.13.5(a).

(ii)                                  No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Paragraph 8.13.2(a), this Subsection 8.13.5 will apply as if the surviving spouse were the Participant.

8.13.6              Definitions.

(a)                                 Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 8.5 and is the designated beneficiary under Code Section 401(a)(9) and the regulations thereunder.

(b)                                 Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 8.13.2.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)                                  Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)                                 Participant’s Account Balance.  The Account balance as of the last Accounting Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Accounting Date and decreased by distributions made in the valuation calendar year after the Accounting Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

8.13.7              Suspension of Required Minimum Distributions for the 2009 Plan Year.  Notwithstanding the foregoing provisions of this Section 8.13, the Required Minimum Distribution requirements under the Plan and Code Section 401(a)(9) shall be suspended for the 2009 Plan Year in accordance with the Worker, Retiree, and Employer Recovery Act of 2008; provided, however, a Participant or Designated Beneficiary may affirmatively elect to receive a required minimum distribution for the 2009 Plan Year in accordance with procedures adopted by the Administrator.  A Required Minimum Distribution for the 2010 Plan Year must be received not later than the date required under Code Section 401(a)(9), or such later date as may be prescribed in subsequent legislation or other controlling authority, as determined by the Administrator.  Notwithstanding the foregoing, if a Participant or Designated Beneficiary elected to receive a Required Minimum Distribution for a Plan Year prior to the 2009 Plan

Year in annual installments, the annual installment for the 2009 Plan Year shall not be suspended, unless the Participant or Designated Beneficiary affirmatively elects to suspend such payment for the 2009 Plan Year in accordance with procedures adopted by the Administrator.  Any distribution that would have been treated as a Required Minimum Distribution under the Plan and Code Section 401(a)(9) but for the application of this Subsection 8.13.7 shall be treated as an “eligible rollover distribution” as such term is defined in Subsection 8.12.2(d).

ARTICLE 9
ADMINISTRATION.

Section 9.1                                    Administrator.  The Company shall be a named fiduciary and the Administrator of the Plan, and as Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms.  The Company, as Administrator, shall have the full power, authority and discretion to control and manage the operation and administration of the Plan and to construe, interpret, and apply all of its provisions.  The Company may delegate such power, authority, and discretion to the Committee pursuant to Section 9.3.

Section 9.2                                    Delegation.  The Company shall have the power, by resolution, to delegate specific fiduciary duties and responsibilities (other than those of the Trustee with respect to the custody and control of the assets of the Fund).  Such delegations may be to officers or other employees of the Company or to other individuals or entities.  Any delegation by the Company may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made.  Any delegation may be rescinded by the Company at any time.  Each person or entity to whom a fiduciary duty or responsibility has been delegated shall be responsible for the exercise of such duties or responsibilities and shall not be responsible for the acts or failure to act of any other fiduciary, except as required by law.

Section 9.3                                    Committee.  The Company, in the exercise of its power to delegate fiduciary duties pursuant to Section 9.2, may establish a Committee and appoint its members to assist in the administration of the Plan.  The Committee shall be a named fiduciary and, unless otherwise provided by resolution of the Company, shall have the power and responsibility to:

(a)                                 adopt rules and regulations not inconsistent with the declared purposes and specific provisions of the Plan for its administration;

(b)                                 interpret and construe the provisions of the Plan;

(c)                                  determine from time to time the status of all Employees and Participants for the purposes of the Plan;

(d)                                 determine the rights of persons to benefits under the Plan, the amount thereof and the method and time or times of payment of the same;

(e)                                  instruct the Funding Agent as to the disbursement of the assets of the Fund; and

(f)                                   direct and advise the Funding Agent in the investment of the portion of the Fund held by the Funding Agent, including the right to direct specific investments.

Any member of the Committee may resign by delivering his written resignation to the Company, and may be removed by resolution of the Company.  Vacancies shall be filled by the Company.  An affirmative vote of or written approval by a majority of the members of the Committee, excluding any vacancies, shall constitute an action by the Committee.

Section 9.4                                    Reports and Records.  The Company and those to whom the Company has delegated fiduciary duties shall keep records of all their proceedings and actions, and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan and to comply with applicable law.

Section 9.5                                    Establishment of Funding Policy.  The Company shall (a) establish a funding policy for the Plan consistent with the needs of the Plan and in accordance with applicable law and (b) communicate this policy to the Trustee in writing.  However, the Company may delegate this function in accordance with Section 9.2 to any person or entity, including the Committee.

An investment manager may also be charged with the power to direct a Trustee, if a trust forms a part of the Fund, as to the management, acquisition or disposal of any asset of the trust; provided that the investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in said Act, or is an insurance company qualified to perform said services under the laws of more than one state, and has acknowledged in writing that he is a fiduciary with respect to the Plan.

Section 9.6                                    Payment of Expenses.  The Company may pay all expenses of administering the Plan, including but not limited to Trustee’s fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated.  If said expenses are not paid by the Company, they shall be a lien against and paid from the Fund, except for the items that are unreasonable or the payment of which would constitute a prohibited transaction for which there is no exemption.

The Company may direct the Funding Agent to pay any Plan expenses to the extent such expenses are permitted to be paid by the Plan under applicable law.  The Company may direct the Funding Agent to reimburse it for any Plan expenses to the extent such expenses are permitted to be reimbursed by the Plan under applicable law.  In either case, the Funding Agent may follow such a direction by the Company only if made in writing and signed by an officer of the Company and a member of the Committee.  The Company may establish a policy and procedures for the payment of Plan expenses from Plan assets and, if such policy and procedures are established, Plan expenses may be paid from Plan assets only in accordance with such policy and procedures, to the extent consistent with applicable law.

Section 9.7                                    Indemnification.  To the extent permitted by law, the Company shall indemnify the members of the Committee (if created), individual Trustees, and others to whom the Company has delegated fiduciary duties against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

Section 9.8                                    Use of Electronic Media.  Notwithstanding anything herein to the contrary, but subject to the requirements of applicable law, any action or communication otherwise required to be taken or made in writing by a Participant or Beneficiary or by the Company or Administrator shall be effective if accomplished by another method or methods required or made available by the Company or Administrator, or their agent, with respect to that action or communication, including e-mail, telephone response systems, intranet systems, or the Internet.

ARTICLE 10
AMENDMENT TO AND TERMINATION OF PLAN.

Section 10.1                             Duration of Plan.  It is the expectation of the Company that it will continue the Plan and the payment of its contributions hereunder indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Company; and the right is reserved by the Company to terminate the Plan or to reduce, suspend, or discontinue its contributions hereunder at any time.

Section 10.2                             Amendments.

10.2.1              Right to Amend.  The Company shall have the right to amend the Plan in full or in part in any respect at any time and from time to time; provided, however, that:

(a)                                 No such amendment shall substantially enlarge the duties and responsibilities of the Funding Agent without its written consent thereto;

(b)                                 No such amendment shall either directly or indirectly have the effect of giving the Company any interest in any part of the corpus or income of the Fund or cause any part of the

Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries; and

(c)                                  No such amendment shall reduce the vested amount properly credited to any Account of a Participant or Beneficiary without his consent except to the extent necessary or advisable, in the judgment of the Board of Directors of the Company, to comply with any requirement of statutory or general law or to enable the Plan to qualify or remain qualified as an employees’ plan exempt from taxation under Federal laws or to enable the contributions by the Company hereunder to be deductible under the provisions of any applicable law or regulation in computing income subject to any tax based on or measured by income.

10.2.2              Method for Amending Plan.  Any amendment of the Plan shall be made by

(a)                                 the adoption of a resolution by Board of Directors of the Employer;

(b)                                 the execution of a certificate of amendment by an officer of the Employer authorized by a resolution of the Board of Directors to amend the Plan; or

(c)                                  the adoption of a resolution by the Committee or the execution of a certificate of amendment by the President of the Employer, provided that, in either case (Committee resolution or certificate of amendment by the President), the amendment is

(i)                                     a non-material amendment to the Plan; or

(ii)                                  an amendment to the Plan that is required to maintain the Plan in compliance with changes in applicable law or regulation.

10.2.3              Filing of Amendment.  All amendments shall be filed with the Funding Agent.  Further, no amendment which affects the rights, powers or duties of the Funding Agent shall be effective without the written consent of said Funding Agent.  Any amendment shall become effective as of any current, prior or later date specified in such resolution.  Any amendment adopted under the provisions of this Section 10.2 shall be deemed a part of the Plan as if incorporated herein, and the Plan shall be deemed accordingly amended.

Section 10.3                             Termination of Plan.  The Company has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, completely discontinue such contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination.

Section 10.4                             Time of Termination.  The Plan hereby created shall terminate upon the earlier of (i) the date specified in the resolution adopted by the Board of Directors of the Company, or (ii) the complete discontinuance of contributions.

Section 10.5                             Vesting and Distributions.  Upon termination of the Plan for any reason whatsoever, (a) the vested percentage of each Participant shall be 100%, effective as of the date of termination and (b) the Funding Agent shall distribute the assets of the Fund according to the provisions of Section 8.5.

Section 10.6                             Partial Termination.  Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Funding Agent shall allocate and segregate for the benefit of Employees then or theretofore employed by the Company with respect to which the Plan is being terminated, the proportionate interest of such persons in the Fund, as determined by the Funding Agent.  The Accounts of all such persons shall continue to be nonforfeitable, and the Funding Agent shall distribute the segregated assets of the Fund to said persons according to the provisions of Section 8.5 as if it were a total termination of the Plan.

ARTICLE 11
MISCELLANEOUS.

Section 11.1                             No Guaranty of Employment.  The adoption and maintenance of the Plan and the assets of the Plan shall not be deemed to be a contract between the Company and any Employee.  Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee, at any time, nor shall it be deemed to give the Company the right to require any Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate his employment at any time.

Section 11.2                             Construction of Agreement.  This Plan shall be construed according to the laws of the State of Texas except to the extent preempted by federal law; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan and the Trust being a qualified plan and trust within the meaning of Code Section 401(a) and, with respect to contributions made pursuant to Section 4.1 of the Plan, Code Section 401(k) of the Code.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 11.3                             Spendthrift Provision.  Except as otherwise provided by law, no benefit payable under the provisions of this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.  No benefit payable hereunder shall be in any manner liable for or subject to the debts, contracts, liabilities, obligations, engagements or torts of any Participant or Beneficiary by attachment, garnishment, execution after judgment or other legal process.  The benefits payable hereunder, however, may be subject to the creation, assignment or recognition of a right pursuant to a Qualified Domestic Relations Order.  Further, the Plan may offset a Participant’s benefits as provided under Code Section 401(a)(13)(C) with respect to a judgment, order or decree issued, or a settlement agreement entered into, on or after August 5, 1997, relating to a crime involving the Plan or a violation (or alleged violation) of the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Plan (whether or not the Participant is a fiduciary of the Plan).

Section 11.4                             Headings.  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the interpretation or the construction of the provisions of the Plan.

Section 11.5                             Limitation on Company’s and Funding Agent’s Liability.  Neither the Funding Agent nor the Company guarantees the benefits payable under the Plan, and payments which are specified to be made to Participants and Beneficiaries shall be made exclusively from the assets of the Plan.

Section 11.6                             Merger.  The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan unless each person having an interest in the Fund would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Section 11.7                             Exclusive Benefit.  In no event shall any part of Trust assets be paid to or become vested in the Company, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided elsewhere in the Plan and except that contributions of the Company may be returned if:

(1)                                 The contribution was conditioned on the qualification of the Plan under Code Section 401(a), the Plan does not so qualify and the contribution is returned within one year after the Plan is found to not so qualify;

(2)                                 The contribution was made due to a mistake of fact, the contribution is returned within one year of the mistaken payment of the contribution, and the return satisfies the requirements of the last paragraph of this Section 11.7; or

(3)                                 The contribution was conditioned on its deductibility under Code Section 404, the deduction is disallowed under said section, the contribution is returned within one year of the disallowance of the deduction, and the return satisfies the requirements of the last paragraph of this Section 11.7.

The return of a contribution (or a portion of a contribution) to the Company satisfies the requirements of this paragraph if the amount so returned

(a)                                 Does not exceed the excess of the contribution over the amount which could have been contributed had there been no mistake of fact or error in determining the deduction, as the case may be;

(b)                                 Does not include the net earnings attributable to such excess contribution;

(c)                                  Is reduced by any net losses attributable to the excess contribution; and

(d)                                 Does not reduce the Account of any Participant to less than such Account would have been had the returned contribution never been made.

Section 11.8                             Military Service.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(a)                                 Active Duty Distribution.  Effective as of January 1, 2009, during any period that a Participant is performing service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) while on active duty for a period of more than 30 days, such Participant shall be entitled to elect to receive a distribution of all or part of the portion of his 401(k) Pre-Tax Contributions Account.  If a Participant elects to receive a distribution pursuant to this Section 11.8(a), he will not be permitted to make any 401(k) Pre-Tax Contributions pursuant to Section 4.1 during the six-month period beginning on the date of such distribution.

(b)                                 Qualified Reservist Distribution.  Effective as of January 1, 2007, a Participant who is ordered or called to active duty after September 11, 2001, may elect a Qualified Reservist Distribution.  A “Qualified Reservist Distribution” is any distribution, if (i) the distribution is from amounts attributable to 401(k) Pre-Tax Contributions, (ii) the Participant was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and (iii) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Participant’s active duty period.

(c)                                  Death during Active Duty.  Effective from and after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s Beneficiary shall be entitled to receive any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.  Furthermore, if a Participant dies or becomes Disabled while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be credited with Periods of Service as if he had resumed employment with the Company in accordance with his reemployment rights under chapter 43 of title 38 of the United States Code on the day preceding the date of his death or Disability, as applicable, and terminated employment on the date of his death or Disability, as applicable.

ARTICLE 12
TOP HEAVY PLAN PROVISIONS

Section 12.1                             Application of Top-Heavy Provisions.  This Article 12 sets forth the provisions of Code Section 416 and shall be interpreted to apply only in accordance with Code Section 416.  The provisions in this Article 12 take precedence over any other provisions in the Plan with which they conflict.  This Article 12 does not apply to any Participant whose terms and conditions of employment are covered by a collective bargaining agreement.

Section 12.2                             Definitions.  For purposes of this Article 12, the following words and terms will have the meanings indicated:

12.2.1              “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $175,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2016), a 5-Percent Owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means 415 Compensation as defined in Subsection 4.6.7.  The determination of who is a Key Employee is made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

12.2.2              “Top-Heavy Plan” means a Plan where any of the following conditions exist:

(a)                                 The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

(b)                                 This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(c)                                  This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

12.2.3              “Top-Heavy Ratio” means:

(a)                                 If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date and the denominator of which is the sum of all account balances, both computed in accordance with Code Section 416.  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

(b)                                 If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of all account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the paragraph above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all members, determined in accordance with the above paragraph, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416.

(c)                                  For purposes of the above paragraphs, the value of account balances and the present value of accrued benefits is determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416.  Deductible employee contributions are not taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits is calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee is determined under (i) a method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(d)                                 This Subsection 12.2.2 applies for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(i)                                     The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date are increased by distributions made with respect  to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.  The preceding sentence also applies to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of distribution made for a reason other than termination of employment, death, or disability, this provision applies by substituting “5-year period” for “1-year period”.

(ii)                                  The accrued benefits and accounts of any individual who has not performed services for the Employer or an Affiliate during the 1-year period ending on the Determination Date are not taken into account.

12.2.4              “Permissive Aggregation Group” means a Required Aggregation Group plus any other plan or plans of the Employer or an Affiliate which, when considered as a group with the Required Aggregation Group, satisfy the requirements of Code Sections 401(a)(4) and 410.

12.2.5              “Required Aggregation Group” means a group consisting of (1) each qualified plan of the Employer or an Affiliate in which at least one Key Employee participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or an Affiliate which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

12.2.6              “Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is determined or, in the case of the first Plan Year of a new plan, the last day of such Plan Year.

Section 12.3                             Top-Heavy Vesting.  In the event the Plan is a Top-Heavy Plan, all Accounts will continue to be vested pursuant to Section 4.8.

Section 12.4                             Minimum Contribution.  For any Plan Year in which this Plan is determined to be a Top-Heavy Plan, a minimum contribution must be made to the Account of each non-Key Employee who participates in the Plan, except those who are separated from service with the Employer at the end of the Plan Year.  For the purposes of this Section 12.4, the minimum Employer contribution equals the lesser of (a) three percent (3%) of such non-Key Employee’s Credited Compensation, or (b) the largest percentage of such Credited Compensation provided for a Key Employee during the Plan Year.  For purposes of this Section 12.4, 401(k) Pre-Tax Contributions of Key Employees are treated as Employer contributions.  In determining the amount of Employer contributions which are needed to satisfy the requirements of this Section 12.4, 401(k) Pre-Tax Contributions for non-Key Employees are not taken into account.  Notwithstanding the prior provisions of this Section 12.4, a minimum contribution is not made to any Employee to the extent the Employee is covered under any other plan of the Employer or an Affiliate and the Employer or an Affiliate has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans is met in the other plan or plans.

Notwithstanding the prior paragraph, if the Employer maintains both this Plan and a defined benefit plan, for Employees covered under both plans, the minimum Employer contribution is increased to five percent (5%) (from 3%) of an Employee’s Credited Compensation.

Company Matching Contributions are taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence applies with respect to Company Matching Contributions, under the Plan or, if the Plan provides that the minimum contribution requirement should be met in another plan, such other plan.  Company Matching Contributions that are used to satisfy the minimum contribution requirements are treated as Company Matching Contributions for purposes of the nondiscrimination test and other requirements of Code Section 401(m), if applicable.

ARTICLE 13
PARTICIPATION BY AFFILIATES

Section 13.1                             In General.  The Company may be a member of a group of corporations or businesses which are Affiliates, and one or more of said Affiliates may wish to adopt the Plan.  The provisions of this Article 13 set forth the terms and conditions relating to said adoption of the Plan by an Affiliate.  Except for purposes of this Article 13, the term “Company” in this Plan shall be deemed to include each Participating Affiliate and, whether it is used in connection with a particular Employee or Participant, “Company” shall refer to the Participating Affiliate which then employs, or most recently employed, the Employee or Participant, unless the context suggests otherwise.

Section 13.2                             Adoption.  The Company may permit any other Affiliate to adopt the Plan and thereby become a Participating Affiliate by action by the Affiliate’s Board of Directors or other governing body and by the execution of a written acceptance of such adoption by the Company.  Notice of this adoption shall be given by the Company to the Funding Agent, but shall not be required to make the adoption effective.  After adoption the Plan shall apply to Employees of the Participating Affiliate.  The adoption shall specify the effective date of the adoption and any other special provisions applicable to the Participating Affiliate.  For example, a special definition of Credited Compensation, eligibility or accrual provisions may be applicable to the Participating Affiliate.

Section 13.3                             Administration.  In the event that a Participating Affiliate adopts the Plan, except for the specific provisions contained in this Article 13, or in any resolution made by the Company’s Board of Directors, the Company shall have complete authority and control to administer the Plan and to delegate specific fiduciary duties and responsibilities and shall be deemed the Administrator for all purposes.  Any administration or delegation pursuant to the Plan may be rescinded by the Company at any time.  The Company in its sole discretion shall also have the authority to allocate in an equitable manner among itself and the various Participating Affiliates responsibility for payment of expenses of Plan administration.

Section 13.4                             Amendment.  Whether or not Affiliates have adopted the Plan, only the Company shall have the right to amend the Plan and to specify such amendment’s effective date.  However, any amendment of the Plan shall be communicated to each Participating Affiliate.  Unless a Participating Affiliate elects to withdraw from the Plan within five days of notice of the amendment, it shall be deemed to have agreed to and accepted the amendment.

Section 13.5                             Termination or Withdrawal.  Any Participating Affiliate may withdraw from the Plan by delivering a notice adopted by the Participating Affiliate’s Board of Directors or other governing body to the Company and other Participating Affiliates, specifying the date of its withdrawal.  The Company shall certify such withdrawal to the Funding Agent, if any.  The notice shall specify whether the Participating Affiliate intends to continue a plan through the use of a separate document.  If a Participating Affiliate is adjudicated bankrupt, is assigned to or for the benefit of creditors, or is dissolved, such an event shall terminate its participation in the Plan.  A withdrawal or termination of participation by a Participating Affiliate shall not constitute a termination of the Plan, unless the Company and all Participating Affiliates withdraw or terminate their participation in the Plan.  A withdrawal or termination of participation in the Plan by a Participating Affiliate shall not constitute a partial termination of the Plan, unless specified in writing by the withdrawing Participating Affiliate, or except as may result by operation of law.

Section 13.6                             Distributions.  No distributions with respect to termination of employment shall be made until termination of employment with all Affiliates whether or not they are participating in this Plan, except transfers to other qualified plans may be made.

Section 13.7                             Interpretation.  If any question arises with respect to the interpretation of the Plan due to the existence of Participating Affiliates that have adopted the Plan, the Company shall establish uniform rules to resolve such questions that shall conclusively bind all Participating Affiliates and their Employees.

[Signature page follows.]

Pursuant to Section 10.2.2 of the Plan, and the authority delegated to it by the Board of Directors of Enbridge Employee Services, Inc., the Human Resources & Compensation Committee of the Enbridge Inc. Board of Directors (the “HRCC”) has approved this amendment and restatement of the Plan (the “Restatement”) at a meeting of the HRCC held on the 31st day of July 2018, at which a quorum was present.

To record this Restatement, the undersigned delegate of the HRCC, pursuant to authorization of the HRCC, hereby confirms and executes the Restatement on this 20th day of December 2018, to be effective as of January 1, 2019.

By	/s/ Marc Weil
Marc Weil, VP and Chief HR Officer
on behalf of the
Human Resources & Compensation Committee
of the Enbridge Inc. Board of Directors

Schedule A to the

Enbridge Employee Services, Inc. Employees’ Savings Plan

RECOGNIZED SERVICE WITH PRIOR EMPLOYERS

Midcoast Energy Resources, Inc.
and Administaff Inc.

Service with Midcoast Energy Resources, Inc. and Administaff Inc., as joint employers, shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
6600	1993-05-03	6700	1999-08-02	7097	2001-12-03	6776	1999-04-01
6601	1999-04-01	6699	2001-04-30	7095	2001-12-03	6775	2000-08-21
6603	1991-10-12	6698	2001-08-06	7087	2001-12-10	6774	1992-01-03
6602	1990-08-27	6697	1995-06-29	7083	2001-11-05	6773	2000-07-31
6606	1996-05-15	6696	2001-07-05	7069	2001-09-24	6772	2000-05-09
6608	2000-03-20	6695	2001-02-12	7068	2001-11-19	6771	1999-07-12
6610	1993-03-15	6694	2000-08-14	7067	2001-10-22	6770	1995-03-27
6609	1998-12-01	6693	1998-03-31	7066	2001-10-10	6769	1999-10-23
6607	1997-04-28	6692	1993-10-01	7065	2001-11-19	6768	2000-09-06
6635	1995-02-21	6691	1996-11-13	7062	2001-10-15	6767	1993-07-10
6634	1994-07-11	6690	1992-01-29	6927	1999-06-21	6766	2000-07-11
6633	2001-05-15	6689	2001-05-07	6926	1999-10-18	6765	1991-05-13
6632	2001-06-04	6688	1985-07-12	6925	1994-11-17	6764	1999-11-19
6631	2000-11-06	6687	1992-09-18	6924	1997-06-24	6763	1999-11-19
6630	2000-12-04	6686	1996-11-13	6923	1990-10-09	6762	1997-03-26
6629	2001-01-02	6721	1997-10-20	6875	1988-03-01	6761	2001-09-04
6605	1987-03-01	6720	2000-06-26	6874	1988-03-01	6760	2001-04-09
6604	1996-07-01	6719	1999-09-15	6824	1997-02-13	6759	2000-04-10
6685	1998-07-20	6718	1998-09-09	6823	1999-08-23	6758	1999-05-17
6684	1999-12-29	6717	1999-08-02	6816	1998-09-29	6757	2000-05-24
6683	1999-12-21	6716	1999-09-21	6815	2000-11-20	6756	2001-07-30
6682	2000-09-01	6715	2001-07-23	6814	2000-05-25	6755	1994-05-27
6681	2000-03-27	6714	1997-10-20	6805	2000-05-15	6754	1991-08-01
6680	1999-05-04	6713	2000-09-01	6804	1997-12-08	6753	2000-05-11
6679	1997-04-15	6738	2001-08-27	6803	1992-02-03	6752	1999-08-10
6678	1992-04-01	6737	1997-08-30	6802	1997-11-08	6751	2000-06-13
6666	1990-01-01	6736	1999-09-17	6789	1996-10-09	6750	1995-03-06
6712	1997-12-17	6735	2000-07-31	6787	1990-07-24	6749	2001-01-15
6711	1991-05-23	6734	1997-08-18	6786	1996-02-07	6748	2000-09-05
6710	2001-07-23	6733	1999-03-15	6785	1999-08-26	6747	1997-12-17
6709	2000-02-07	6732	2000-01-05	6784	2000-07-11	6746	1999-04-13
6708	1997-02-27	6731	1997-12-01	6783	1995-07-05	6745	1998-12-08
6706	1996-10-02	6730	2001-05-07	6782	2000-05-23	6744	1998-11-16
6704	1998-11-24	7102	2001-10-29	6781	1998-06-15	6743	2001-07-17
6703	1999-08-09	7101	2001-10-08	6779	1999-08-10	6742	2000-05-08
6702	2001-08-27	7099	2001-10-22	6778	1993-03-04	6741	1994-05-19
6701	2001-10-01	7098	2001-12-03	6777	1992-04-15	6739	2000-05-08

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
6729	1998-08-06	6612	1992-07-01	6806	2000-07-24	6619	2000-02-14
6728	2001-03-26	6613	1990-10-15	6660	1999-02-15	6620	1995-04-10
6727	2001-02-12	6867	2001-07-09	0189	1985-05-28	0020	1987-06-01
6726	2000-08-16	6826	1990-09-01	2660	1988-03-07	6820	2000-08-07
6725	2001-05-30	6868	1990-07-16	7080	2001-11-01	7091	2001-10-03
6724	2000-02-10	6931	1989-07-23	7076	2001-11-13	7077	2001-09-24
6723	1999-03-11	6912	1985-09-23	6896	1999-05-03	6906	2001-01-16
6722	2001-08-27	6909	1996-09-09	6895	1988-06-01	6821	2000-05-15
6665	2000-03-27	6908	1995-04-10	6877	2000-12-12	6810	1982-10-01
6663	2000-07-24	6891	1998-10-12	6671	2000-06-12	6361	2001-09-05
6661	2000-11-27	6879	1990-11-08	6627	2001-07-23	6645	2001-04-16
6636	1993-08-09	6872	1991-12-03	5374	2001-01-02	6798	1965-01-29
6668	1989-12-15	6869	1998-11-16	5042	1993-08-09	6793	2000-07-05
6846	2000-11-06	6674	1999-01-01	0920	1979-05-29	0334	1986-12-08
6848	1972-03-17	6854	1997-09-16	5363	2000-06-26	5416	2001-07-02
6850	1996-11-16	6856	2000-11-02	7063	2001-10-22	7088	2001-11-01
6921	1979-09-17	6858	1981-03-23	7100	2001-10-01	7075	2001-11-05
6853	2000-01-03	6860	2000-10-12	7090	2001-12-12	7074	2001-11-12
6851	1998-09-14	7072	2001-10-15	7079	2001-11-12	6797	2001-08-20
6849	1984-10-22	6892	2001-02-13	6832	2001-09-17	6796	2001-09-04
6847	1987-07-24	6871	1982-06-21	6626	2001-06-25	6795	2001-08-20
6845	2000-11-06	6870	1995-09-25	6659	1996-01-22	6672	1999-10-11
6817	1989-02-13	6859	1979-05-14	7094	2001-11-12	6656	2001-07-16
6844	1996-11-04	6857	1973-09-10	6934	2001-07-09	6655	2001-08-27
6611	1977-06-01	6855	2000-03-30	6825	1985-06-14	6654	2001-07-12
6644	1981-02-26	6852	1999-03-01	6811	2000-02-03	6642	1998-11-30
6643	2001-05-23	6818	1999-06-14	6646	2001-06-18	6641	2000-06-12
6930	1997-01-31	6819	1998-10-19	6792	1998-06-29	7070	2001-10-08
6922	1976-07-26	6615	1996-09-01	6812	2000-11-13	6919	2001-08-20
6890	1999-04-01	6669	1994-03-27	6880	2001-02-22	6915	2000-06-26
6842	1976-02-11	7089	2001-09-14	7064	2001-11-12	6913	1992-10-26
6841	1972-01-03	6907	1997-07-21	6614	1993-04-12	6894	2001-07-16
6840	2000-12-18	6899	2001-07-02	6833	1999-10-01	6876	1981-08-22
6839	1979-04-02	6882	1988-05-01	6813	2001-06-29	6640	1999-04-26
6838	1980-11-24	6865	1998-01-15	6647	1999-09-27	6639	1999-04-01
6837	1999-03-22	6864	1991-03-03	6657	2001-07-02	6637	2001-07-09
6836	1992-01-06	6863	1998-06-01	6625	2001-07-02	6624	2000-09-01
6673	1977-03-22	6861	1999-06-22	6618	1995-02-03	5283	1998-11-16
6617	1998-06-01	6830	1993-01-01	6622	1997-08-27	4133	1998-01-01
6667	2001-07-30	6829	1998-02-01	7081	2001-11-12	3701	1970-11-17
6835	1987-05-16	6828	1991-03-26	6933	1999-04-05	5378	2001-01-29
6834	1996-10-01	6827	1997-04-23	6932	2000-09-13	6873	2001-08-06
6920	1999-09-01	6677	1988-05-01	6916	1992-01-01	6651	2000-09-01
6889	1978-10-01	6616	1999-02-22	6911	2001-03-28	6648	1999-03-24
6888	1999-10-11	6969	1987-06-16	6910	2000-04-03	6336	1996-07-01
6887	1992-01-06	6881	2001-05-07	6893	2001-04-02	0550	1984-11-01
6886	1980-10-09	6788	2000-04-03	6843	2000-02-28	6801	2000-03-16
6885	1990-04-01	6807	2000-05-05	6790	2001-05-30	6883	2001-09-11
6884	1976-03-01	6809	1980-04-21	6623	1998-11-25	6918	1999-12-28
6878	1990-06-11	6808	2000-01-06	6621	1998-02-09	7092	2001-12-17

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
7085	2001-12-01	6791	1998-01-01	6670	2001-07-16	6898	2000-06-12
7073	2001-12-10	6676	1999-06-01	6650	2001-04-05	6351	1993-07-01
7071	2001-12-10	6331	2001-07-30	6649	2000-05-17	6935	2001-05-21
6917	2001-09-04	7096	2001-10-01	2104	1983-01-04	6928	1992-05-18
6866	2000-09-18	7086	2001-10-26	6929	1999-10-25	6794	1999-07-19
6822	2001-08-01	7082	2001-10-28	7093	2001-10-29
6800	1999-04-19	7078	2001-10-29	6972	1995-02-20
6628	2001-08-21	6897	1999-12-13	6330	1993-08-27

Williams WPC-1 Inc.

Service with Williams WPC-1 Inc. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
7107	2000-05-06
7108	1980-02-04
7109	1991-07-30
7110	2000-05-06
7111	1977-04-11
7112	1979-05-07
7113	1996-08-12
7114	2000-12-02
7115	2000-05-06
7116	1973-07-10
7117	2000-05-06
7118	1991-07-15
7119	1971-08-16
7120	1990-08-13
7121	1973-11-12
7127	2002-01-03

Koch Midstream Services LLC

Service with Koch Midstream Services LLC shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
6937	1993-06-01	6976	1976-10-01	7006	2001-02-01	7034	1982-06-07
6938	1982-01-04	6978	1999-11-15	7007	1993-07-07	7035	1978-06-05
6939	1966-09-19	6980	2001-03-26	7008	1974-02-04	7036	1977-09-15
6940	1996-06-10	6981	1982-04-26	7009	1982-05-10	7037	1977-01-13
6941	1979-07-09	6982	1977-03-28	7010	1977-07-18	7039	1984-09-16
6942	1985-02-18	6983	1981-02-16	7011	1980-09-08	7040	1983-04-04
6943	1978-03-06	6984	1975-02-24	7012	1976-09-25	7041	1994-12-12
6944	2001-04-16	6985	1980-12-08	7013	1995-08-21	7044	2001-02-05
6945	1981-03-09	6986	2000-11-06	7014	1999-10-04	7045	1999-07-09
6948	2001-04-01	6987	1978-07-31	7015	2001-02-05	7046	1995-03-06
6950	1999-03-01	6988	1980-04-21	7016	1981-01-19	7047	1999-04-01
6951	1998-11-30	6989	1972-10-16	7017	1979-09-17	7049	1973-09-23
6952	2000-01-03	6990	1985-03-04	7018	1980-04-21	7050	2001-02-19
6953	1978-03-13	6991	1991-09-30	7019	2001-02-26	7051	2001-03-12
6954	2001-05-29	6992	2001-02-19	7020	1981-02-23	7052	2000-09-25
6957	1998-06-08	6993	1976-09-15	7021	1980-03-31	7053	1982-04-23
6958	1987-06-15	6994	1996-02-19	7022	1981-11-16	7054	1992-08-31
6959	1996-03-25	6995	1973-08-01	7023	1983-01-17	7055	2001-08-20
6961	2000-06-12	6996	1980-09-08	7024	2001-07-30	7056	2000-10-02
6963	1994-06-21	6997	1980-11-03	7025	1999-06-21	7057	1998-06-22
6964	1973-04-18	6998	1975-02-10	7026	1999-08-09	7058	2001-02-19
6965	1981-05-11	6999	1995-03-20	7027	1976-09-20	7059	1982-05-17
6966	1998-11-23	7000	1984-12-17	7028	1979-08-20	7060	1990-07-30
6967	1998-12-17	7001	1984-09-01	7029	2001-03-19	7061	1992-09-14
6970	1997-03-31	7002	2001-11-05	7030	1993-08-23	7084	2001-12-01
6971	1999-06-01	7003	2001-11-12	7031	1984-08-23	7129	2001-12-22
6973	1988-01-25	7004	2001-06-01	7032	1981-11-30
6975	1996-08-21	7005	1977-02-14	7033	1978-07-17

Sulphur River Gathering LP

Service with Sulphur River Gathering LP shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	SERVICE DATE	ID	SERVICE DATE	ID	SERVICE DATE	ID	SERVICE DATE
7700	4/16/1981	7727	5/12/1980	7756	4/1/1998	7783	1/6/1997
7701	1/1/1992	7728	9/30/1991	7757	2/22/1977	7784	1/22/1975
7702	7/6/1981	7729	8/1/1983	7758	8/3/1981	7785	7/12/1999
7703	6/27/1973	7730	3/21/1977	7759	8/14/1978	7786	6/30/1975
7704	8/3/1981	7731	7/12/1999	7760	4/1/1998	7787	12/15/1980
7705	4/2/1979	7732	9/12/1979	7761	7/29/1985	7788	9/1/1993
7706	6/8/1981	7733	4/1/2000	7762	2/9/1998	7789	8/17/1971
7707	9/17/1980	7734	12/30/1988	7763	1/2/1981	7790	8/1/1999
7708	11/26/1990	7735	6/1/1982	7764	12/26/1984	7791	7/16/1973
7709	7/12/1999	7736	6/3/1999	7765	4/1/1998	7792	6/28/1982
7710	8/4/1980	7737	1/1/1980	7766	4/1/1998	7793	12/6/1982
7711	7/12/1999	7738	6/1/1992	7767	7/31/1978	7794	8/1/1979
7712	1/25/1999	7739	7/1/1985	7768	1/2/1981	7796	2/10/1971
7713	5/16/1974	7741	8/28/1978	7769	4/24/1979	7797	9/18/1970
7714	10/9/1979	7742	1/7/1980	7770	12/31/1982	7798	6/1/1977
7715	9/18/2000	7743	12/20/1983	7771	1/3/1984	7799	7/12/1999
7716	1/25/1991	7744	3/11/1980	7772	5/19/1980	7800	1/17/1999
7717	7/20/1977	7745	11/17/1980	7773	4/16/1971	7801	1/4/1988
7718	4/1/1998	7746	9/8/1980	7774	1/4/1999	7802	7/31/2000
7719	3/16/1990	7747	11/15/1976	7775	9/1/1984	7803	1/16/1999
7720	9/21/1984	7748	9/11/2000	7776	1/2/1986	7804	9/15/1975
7721	3/17/1980	7749	1/1/1999	7777	4/7/1980	7805	4/1/1998
7722	6/21/1971	7751	2/1/1998	7778	3/11/1983	7806	4/1/1998
7723	11/11/1996	7752	11/11/1996	7779	3/12/2001	7807	9/16/1990
7724	5/3/1999	7753	1/4/1982	7780	4/1/1996
7725	4/16/1965	7754	1/16/1979	7781	9/11/2000
7726	10/10/2000	7755	10/27/1986	7782	8/8/2001

Cantera Resources, Inc.

Service with Cantera Resources, Inc., shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
254614	10/20/1992	254637	5/1/1994	254658	9/14/1998	254680	7/22/1992
254616	7/11/1994	254638	12/16/1985	254605	7/5/1989	254720	1/1/2004
254615	10/11/1971	254639	10/31/1994	254659	10/16/1984	254681	7/16/2001
254617	11/1/1985	254640	10/5/1981	254660	6/1/1998	254682	1/15/2001
254618	1/4/1993	254641	7/9/1973	254661	12/13/1976	254683	11/20/1981
254604	5/23/1983	254714	6/1/1984	254662	8/3/1981	254740	5/23/2000
254619	4/11/1988	254736	8/24/1985	254663	8/24/1981	254684	3/11/1999
254620	10/21/1980	254642	10/5/1981	254719	12/31/1973	254685	8/5/1985
254621	3/30/2001	254643	5/1/1984	254739	5/23/1997	254686	4/7/1970
254622	6/7/1983	254644	8/20/2001	254664	9/4/2001	254687	1/16/1980
254623	10/9/1988	254715	12/5/1994	254606	9/1/1991	254688	8/6/2001
254713	9/8/1980	254645	2/3/1992	254666	3/19/2002	254689	5/16/1977
254624	9/16/1972	254646	10/16/1973	254665	8/1/1996	254690	5/1/1994
254625	4/25/1988	254716	1/2/2003	254667	7/26/1980	254691	7/16/1991
254626	7/10/1989	254647	5/21/1984	254668	12/1/1980	254692	3/22/1993
254627	10/16/1984	254648	1/5/1977	254669	3/1/1972	254607	7/27/1977
254628	1/1/1984	254649	7/30/1986	254670	3/15/1999	254603	5/5/1984
254598	12/1/1977	254650	8/3/1983	254671	4/1/1992	254602	2/21/1992
254629	5/2/1986	254651	4/1/1981	254600	12/12/1977	254693	10/27/1992
254630	5/1/1985	254652	8/29/1983	254672	2/20/2001	254694	5/1/1991
254631	1/21/2002	254717	11/1/1993	254673	9/6/1990	254599	7/7/1980
254632	3/2/1992	254653	10/5/1981	254674	2/16/1984	254695	1/28/1997
254633	4/2/2001	254724	8/1/2003	254675	3/2/1999	254696	10/16/1981
254702	3/7/1980	254654	5/14/1979	254676	12/28/1998	254697	7/16/1981
254634	4/20/1982	254655	1/27/1972	254677	7/24/1973	254698	7/1/1980
254635	10/1/1991	254656	7/1/1987	254601	3/3/1980	254699	5/1/1994
254701	12/8/1997	254609	6/30/2000	254678	12/16/1994	254700	3/12/2001
254636	2/8/1994	254657	9/16/1988	254679	2/1/1983

OneOk Palo Duro Pipeline Company, Inc.

Service with OneOk Palo Duro Pipeline Company, Inc., shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
254755	8/1/1993
254757	8/1/1993
254756	8/1/1993

BP Pipelines (North America) Inc.

Service with BP shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
255730	03/17/75
255732	03/04/74
255733	11/11/84
255731	09/02/86
255734	04/16/77

Oakhill Pipeline, L.P. & OGS Pipeline LLC

Service with Oakhill Pipeline, L.P. & OGS Pipeline LLC shall be recognized for each Employee listed in the schedule below, in accordance with Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date

256826	2000-01-03
256827	1999-11-15

Devon Gas Services, L.P.

Service with Devon Gas Services, L.P. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
255464	11/1/1975	255488	5/19/1980	255465	11/9/1974	255477	3/22/1982
255466	8/25/1977	255475	9/17/1979	255486	6/7/1982	255489	1/30/1978
255498	12/12/1977	255476	10/12/1981	255467	4/1/1984	255494	8/15/1977
255465	11/9/1974	255477	3/22/1982	255487	4/11/1977	255485	2/1/1982
255486	6/7/1982	255489	1/30/1978	255497	9/17/2001	255493	6/21/1976
255467	4/1/1984	255494	8/15/1977	255499	2/23/1976	255463	10/1/1974
255487	4/11/1977	255485	2/1/1982	255468	9/1/1985	255482	9/20/1982
255497	9/17/2001	255493	6/21/1976	255517	2/2/1981	255482	9/14/1981
255499	2/23/1976	255463	10/1/1974	255495	5/30/1975	255483	11/12/1984
255468	9/1/1985	255482	9/20/1982	255471	7/24/2000	255461	11/19/1969
255517	2/2/1981	255482	9/14/1981	255478	5/3/1982	255490	10/27/1980
255495	5/30/1975	255483	11/12/1984	255480	9/7/1976	255492	11/5/1984
255471	7/24/2000	255464	11/1/1975	255488	5/19/1980	255525	5/17/1980
255478	5/3/1982	255466	8/25/1977	255475	9/17/1979	255481	1/31/1979
255480	9/7/1976	255498	12/12/1977	255476	10/12/1981

Kahuna Gas, LLC

Service with Kahuna Gas, LLC, shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
255125	06/27/00
255127	06/25/01
255128	05/10/01
255126	06/05/00

U.S. Oil Co., Inc.

Service with U.S. Oil Co., Inc. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
255621	08/28/89
255616	12/14/98
255614	07/19/93
255613	11/09/00
255617	02/13/04
255619	07/29/85
255615	08/10/81
255618	05/17/04
255620	01/28/87
255612	09/18/02

Shell US Gas and Power LLC

Service with Shell US Gas and Power LLC shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date	ID	Service Date
255522	4/7/1997	255579	10/1/2001	255527	8/1/2001	255554	12/4/2000
255600	2/28/1977	255551	3/18/1991	255584	6/18/1973	255563	2/10/1998
255565	7/1/1996	255593	4/15/1998	255509	9/24/1980	255536	5/8/1992
255535	8/1/2001	255538	8/1/2001	255582	6/16/2000	255514	2/20/1991
255521	7/20/2000	255529	8/1/2001	255515	5/23/1990	255533	2/8/2001
255568	1/1/1999	255586	3/3/1985	255561	1/1/2005	255532	8/12/1980
255596	5/13/2002	255573	8/16/1996	255590	9/13/2001	255525	8/1/2001
255540	8/1/2001	255598	9/2/1975	255534	5/12/2004	255542	7/27/2000
255530	7/27/2000	255587	2/21/2001	255602	12/2/1996	255505	7/19/2000
255539	8/1/2001	255503	11/24/1998	255594	4/9/2001	255580	11/15/2000
255501	6/12/2000	255592	4/15/2002	255543	5/1/2001	255528	8/1/2001
255506	2/8/2001	255604	10/16/1998	255581	3/31/1976	255504	8/1/2001
255575	8/13/2001	255510	1/8/2002	255531	8/9/2001	255601	2/9/1998
255566	1/1/1998	255562	6/7/1999	255588	8/31/2001	255603	9/23/1996
255541	8/5/1982	255523	8/1/2001	255507	8/1/2001	255550	4/17/2000
255606	8/1/2001	255564	4/22/1996	255555	2/19/1995	255558	7/27/2000
255577	11/1/2000	255520	8/1/2001	255526	8/1/2001	255599	12/31/1997
255537	8/1/2001	255595	9/13/1999	255508	2/11/1984	255544	2/27/1989
255519	8/1/2001	255545	2/21/2000	255518	10/3/2001	255552	12/4/2000
255517	12/4/2000	255607	6/10/1998	255585	6/2/1998	255597	6/12/1987
255557	3/20/2001	255605	6/4/2001	255591	8/3/1981	255524	8/1/2001
255516	11/10/1980

Petron, L.L.C.

Service with Petron, L.L.C. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date	ID	Service Date
259797	12/31/1989	259843	3/6/2006	259894	1/21/2008
259798	6/1/1999	259844	1/25/2006	259895	8/29/2006
259799	7/11/2008	259845	5/17/2006	259896	8/30/2001
259802	4/15/2008	259846	9/18/2007	259897	7/8/2003
259803	8/2/2007	259847	11/21/2003	259898	11/9/1994
259804	10/24/2002	259848	2/22/2006	259900	8/21/2006
259807	11/16/2006	259849	7/22/2008	259901	10/1/2003
259808	2/4/2008	259850	7/19/1995	259910	7/1/2000
259810	1/30/2008	259851	8/4/2004	259911	2/16/2005
259811	9/13/2006	259852	10/24/1997	259912	4/18/2003
259812	7/24/2006	259853	4/30/2003	259913	11/14/2007
259813	2/27/2008	259857	9/26/2006	259914	6/30/1999
259814	5/28/2008	259859	8/4/2006	259915	6/22/1999
259815	8/10/1998	259860	5/17/1993	259916	10/15/2003
259817	1/30/2007	259861	7/29/2008	259917	9/4/2002
259818	11/6/2006	259862	4/28/2004	259920	9/30/1992
259820	6/3/2008	259863	7/11/2008	259926	7/16/2003
259822	7/25/2007	259864	10/8/2002	259930	8/1/2003
259825	3/1/2007	259865	2/9/2007	259931	5/19/2006
259826	11/17/2007	259881	3/31/2008	259932	5/23/2002
259828	5/5/1998	259888	12/26/1990	259933	6/9/2007
259829	6/17/2008	259889	6/24/2005	259934	4/1/1978
259834	12/26/2007	259890	12/31/1989	259957	10/16/2007
259835	10/24/2002	259891	5/29/2006	259958	8/27/2008
259836	11/7/2006	259892	11/28/2006
259838	6/17/2008	259893	12/10/2007

Atlas Pipeline Mid-Continent LLC and Atlas Pipeline Partners, L.P.

Service with Atlas Pipeline Mid-Continent LLC and Atlas Pipeline Partners, L.P. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date
263752	08/11/05	263771	09/04/06
263755	11/01/02	263760	06/11/08
263776	09/09/08	263756	09/01/03
263785	03/13/06	263788	02/02/06
263784	09/29/08	263767	08/22/05
263787	02/01/88	263762	01/31/07
263778	11/06/06	263764	11/17/03
263782	11/29/07	263786	10/31/05
263766	11/28/05	263753	06/01/95
263780	06/05/07	263768	10/07/08
263781	08/14/06	263774	09/18/06
263779	12/19/87	263770	03/13/08
263783	01/31/07	263773	04/14/08
263775	09/29/08	263769	07/22/03
263758	10/09/06	263765	06/05/06
263777	05/28/08	263772	05/08/10
263754	01/30/06	263803	06/12/08

KMI Transport, LP; K Marketing, Inc.; King Interests, LP;
Robert R. King & Trina D. King; and Dufour Petroleum, L. P.

Service with KMI Transport, LP; K Marketing, Inc.; King Interests, LP; Robert R. King & Trina D. King; and Dufour Petroleum, L. P. shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date	ID	Service Date
263857	4/3/10	263892	7/14/10
263858	8/6/08	263893	1/22/09
263859	6/11/99	263894	1/22/07
263860	8/17/10	263895	7/6/10
263861	10/12/98	263896	7/21/09
263862	4/16/07	263897	4/10/96
263863	7/1/79	263898	6/28/05
263864	2/12/96	263899	4/10/96
263865	12/10/07	263900	10/1/10
263866	5/9/08	263901	7/16/08
263867	9/15/10	263902	10/18/99
263868	11/17/06	263903	3/2/09
263869	10/7/98	263904	10/1/10
263870	9/15/10	263905	1/11/08
263871	4/4/00	263909	6/14/99
263872	9/20/10
263873	8/2/10
263874	3/14/02
263875	11/19/08
263876	8/22/05
263877	3/7/02
263878	10/30/01
263879	1/20/01
263880	4/12/97
263881	2/13/09
263882	1/6/94
263883	8/8/07
263884	5/30/03
263885	12/13/06
263886	9/9/08
263887	9/25/97
263888	8/14/09
263889	2/26/09
263890	4/5/10
263891	8/18/08

Montana Alberta Tie Ltd., LLP (MATL)

Service with Montana Alberta Tie Ltd., LLP (MATL) shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering an Employee’s “Service Date” indicated for the Employee on the schedule as if said “Service Date” were his Employment Commencement Date with the Company.

ID	Service Date
266211	2/1/11
266268	4/5/10
266267	10/1/10
266212	9/1/11

Spectra Energy Corp

Employment Service with Spectra Energy Corp and its payroll subsidiaries PanEnergy Services, Limited Partnership and Spectra Energy Operating Company, LLC shall be recognized for each Employee listed in the schedule below, in accordance with Plan Subsection 2.1.32, by considering the Employee’s “Service Date” indicated for such Employee on the schedule as if said “Service Date” were his or her Employment Commencement Date with the Company.

Employee Number	Service Date
277802	06/13/1998
277800	11/13/2000

Schedule B

SPECIAL VESTING

Notwithstanding any Plan provision to the contrary, the following Participants shall be deemed to be 100% vested in all amounts credited to their Accounts upon termination of employment resulting from the divestitures or other events referenced below:

Employee ID	Termination Date	Divestiture/Other Event
274571	July 30, 2015	EMUS
275378	July 19, 2016	ELTM
275872	July 19, 2016	ELTM
273769	August 16, 2016	ELTM
272685	August 16, 2016	ELTM
272859	August 16, 2016	ELTM
275883	August 16, 2016	ELTM
275766	August 16, 2016	ELTM
272928	August 16, 2016	ELTM
275769	August 16, 2016	ELTM
276089	August 16, 2016	ELTM
274235	August 16, 2016	ELTM
273963	August 16, 2016	ELTM
274661	August 16, 2016	ELTM
275772	August 16, 2016	ELTM
272687	August 16, 2016	ELTM
275379	August 16, 2016	ELTM
272988	August 16, 2016	ELTM
275385	August 16, 2016	ELTM
275383	August 16, 2016	ELTM

Employee ID	Termination Date	Divestiture/Other Event
273985	August 16, 2016	ELTM
272860	August 16, 2016	ELTM
276135	August 16, 2016	ELTM
276298	August 16, 2016	ELTM
268400	August 16, 2016	ELTM
274465	August 16, 2016	ELTM
274234	August 16, 2016	ELTM
274458	August 16, 2016	ELTM
272371	August 16, 2016	ELTM
275369	August 16, 2016	ELTM
275938	August 16, 2016	ELTM
275770	August 16, 2016	ELTM
275767	August 16, 2016	ELTM
274012	August 16, 2016	ELTM
266885	August 16, 2016	ELTM
273766	August 16, 2016	ELTM
274666	August 16, 2016	ELTM
270476	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan

Employee ID	Termination Date	Divestiture/Other Event
271427	March 21, 2017	Restructuring/eligible for EESI Severance Pay Plan
273058	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan
273789	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan
273803	March 21, 2017	Restructuring/eligible for EESI Severance Pay Plan
273814	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan

Employee ID	Termination Date	Divestiture/Other Event
273855	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan
274039	April 1, 2017	Restructuring/eligible for EESI Severance Pay Plan
274138	April 1, 2017	Restructuring/eligible for EESI Severance Pay Plan
274563	March 22, 2017	Restructuring/eligible for EESI Severance Pay Plan

Addendum A to the
Enbridge Employee Services, Inc. Employees’ Savings Plan

PARTICIPANT LOAN PROGRAM

Pursuant to Section 5.2 of the Plan, the Committee has adopted this Participant Loan Program (the “Program”) effective May 1, 1996.  This document amends and restates the Program effective January 1, 2002, and shall govern the terms of all loans granted or renewed on or after January 1, 2002.  Capitalized terms used in this Addendum have the meaning given to them in the Plan document.

Administrator.  The formulation of the procedures and requirements set forth in the Program are the responsibility of the Committee, but loan processing and day-to-day administration are handled by the Trustee and Human Resources.  Inquiries about the Program may be directed to the Trustee or the Company’s Human Resources Department.

Eligibility.  Any Participant who has not retired or terminated employment, any Alternate Payee and any other individual with an Account in the Plan who is also a “party in interest” within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), may apply by written, telephonic or electronic means, as provided by the Plan Administrative Committee (the “Committee”), for a loan from his or her Plan Account.

Procedures.  All requests for information, loan scenarios, applications and other loan documentation, and payment from and to the Trust are handled by the Trustee.  Once a loan is made, the amount of the loan is credited to the Participant’s Loan Account, which is 100% vested and serves as the security for the loan.  Interest will be credited to the Loan Account as it accrues and payments of principal and interest will reduce the amount credited to the Loan Account.

The Trustee will fund the loan by withdrawing the funds on a pro rata basis from each of the investment funds (other than the Prior ESOP Employee Account and the Prior ESOP Company Account) in which the Participant’s Account is invested.  A loan will be funded only after the borrower has executed the promissory note.  There are no restrictions on the uses the borrower may make of the borrowed money.  Any amounts in the Prior ESOP Company Account and Prior ESOP Employee Account shall not be liquidated to fund such loan (but shall count in determining the amount of the Participant’s interest in his Plan Accounts for purposes of the 50% limitation described below).

Repayment.  Employees will repay loans by payroll deduction at such regular intervals as the Plan Administrator determines, in its discretion, but not less frequently than once every calendar quarter over the term of the loan; provided, however, that an Employee may prepay a loan in full at any time by personal check or such other method as approved by the Committee.  Repayments will be credited to the Plan Accounts from which the loan was taken and invested in accordance with the Participant’s investment election as in effect at the time the repayment is processed.  If an Employee has an outstanding loan at the time of his termination of employment, the Trustee will reamortize such loan for the remaining period of such loan to provide for monthly payments, unless (1) otherwise directed by the Plan Administrator or (2) the Employee is eligible to and elects to roll over his loan balance into another eligible retirement plan pursuant to the “Loan Rollover” provisions below of this Addendum A.

Loan Rollovers.  An Employee who has an outstanding loan balance at the time of his termination of employment due to a divestiture of a subsidiary, business unit or other entity or assets, may elect to roll over the outstanding loan balance into an eligible retirement plan of (1) the successor employer of the divested entity or other acquiror of the divested assets or (2) the affiliate of such successor employer, if so permitted (a) under the terms of such plan and (b) the terms of the merger agreement, purchase agreement, or other agreement which governs the transaction resulting in such divestiture, or as otherwise permitted by the Plan Administrator.

Loan Amounts and Number Permitted.  The minimum loan amount is $1,000.  The maximum loan amount (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Company and any Affiliate) shall be an amount which does not exceed the lesser of:

$50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans from the Plan to the Participant on the date on which such loan is made; or

50% of the value of such Participant’s vested interest in his Plan Accounts on the date on which such loan is made.

An individual may have no more than two loans outstanding.

Term of Loan.  Loans will be repaid in substantially equal installments (principal and interest) not less frequently than quarterly over a 5-year period, unless the borrower requests a shorter repayment period.  Notwithstanding the foregoing, with respect to any SE Participant who had an outstanding residential loan under the SE Plan as of the SE Merger Time, installments may continue to be repaid over the remaining repayment period, even if such period is longer than five (5) years.  However, the 5-year term limit shall apply with respect to any loans initiated under the Plan on or after January 1, 2019.

Rate of Interest.  The interest rate shall be a market or commercially reasonable rate, as determined by the Committee in its discretion.  In making this determination, the Committee may rely on information provided by lending institutions.  Initially, the interest rate will be 1% plus the “prime rate” as published in the Wall Street Journal on the first business day of the month in which the loan is to be funded.  (If more than one prime rate is so published, the highest rate shall apply.)

Loan Initiation Fee.  At the time a loan is funded, the Trustee will deduct an initiation fee of $50 from the Participant’s Account.  The Trustee does not charge an annual maintenance fee.

Default and Security.  In the event a payment is not made when due, the borrower is allowed a cure period beginning on the date on which the payment was due and ending on the last day of the calendar quarter following the quarter in which the payment was due in which to tender the missed payment to the Trustee.  Failure to tender the missed payment prior to the end of the cure period will result in a deemed distribution of the entire outstanding balance of the loan, including interest, at the time of such failure.  The Committee or its delegatee will notify the borrower that a deemed distribution has occurred and demand that the deemed distribution be repaid.

By requesting a loan under this Program the borrower agrees that if the deemed distribution has not been repaid when the borrower is able to request and receive a distribution under the terms of the Plan, the amount of the unpaid principal and accrued interest will be considered distributed and the borrower’s vested Account balance will be reduced by that amount.  In the event of a deemed distribution, the amount of unpaid principal and interest will be treated as a distribution by the IRS, which means that the borrower will be liable for income taxes and, if the borrower is younger than 55 (or younger than 59½, if still employed by the company), a 10% excise tax on that amount.  At no time may a borrower receive a loan if a deemed distribution has not been repaid.

Notwithstanding any other provision of the Plan, a loan shall be a first lien against the Participant’s Account.  The amount of unpaid principal and interest due on the loan at the time of any default on the loan shall be satisfied by deduction from the Participant’s Loan Account, as follows:

(a)           in the case of a borrower who, at the time of the default, is not eligible (without regard to the required filing of an application) to receive distribution of his or her Account (other than a hardship withdrawal), at such time as the borrower first becomes eligible (without regard to the required filing of an application) to receive distribution of his or her Account under the Plan (other than a hardship withdrawal); or

in the case of any other borrower, immediately upon such default.

If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after default, interest at the rate specified in the promissory note shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant’s Loan Account as hereinabove provided or by payment by or on behalf of the borrower.

Suspension of Payments During Leaves of Absence.  Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) for a Participant on a leave of absence performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code), whether or not the individual is entitled to reemployment rights under such chapter with respect to such service.  The suspension shall continue for the entire period during which the Participant is performing such service.

A Participant may also elect to suspend loan repayments during an unpaid leave of absence that is not in the uniformed services, but the period over which repayments are suspended in that case may not exceed one year.  For purposes of this Program, “unpaid leave of absence” shall include leaves of absence where the Participant receives a rate of pay, after income and employment tax withholding, that is less than the amount of the installment payments required under the terms of the loan.

Following suspension of loan payments, (a) for leaves of absence that do not involve service for the uniformed services, a loan must be repaid in full (including interest that accrues during the leave of absence) by the fifth anniversary of the date of the loan, and (b) the amount of the installments due after the leave ends (or, if earlier, after the first year of the leave or such longer period as may apply under Code Section 414(u)(4)) must not be less than the amount required under the terms of the original loan.  The Committee or its delegatee shall determine the payment schedule that will apply after the leave of absence to satisfy the foregoing conditions and shall give notice of the payment schedule to the Participant.

Additional Terms.  Loans shall be made available to all eligible Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants.

Loans may be prepaid in full at any time without penalty.

Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor.  The Committee shall be authorized to administer the loan program and shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Program have been met.

A loan request shall be considered a request by a Participant to self-direct the investment of the portion of his or her Accounts included in the loan and all amounts credited to a Loan Account.  To that extent, the Participant will be a “named fiduciary” under ERISA and will be solely responsible for the decision to borrow from the Plan.

The Program and the promissory notes shall be governed by the law of the state in which the Trustee has its principal place of business, to the extent such law is not preempted by federal law.  The Company reserves the power to amend or suspend this Program.

No new loan shall be made to a Participant who has repaid a prior loan in full until at least the seventh day following the date the prior loan was repaid in full.